                                                                  EXHIBIT 10.10

-------------------------------------------------------------------------------


                    HOME ASSET MANAGEMENT CORP., as Issuer,

                      MDC REIT HOLDINGS, LLC, as Guarantor

                                      and

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.


                          $25,000,000 Principal Amount
                                       of
                 12% Senior Secured Notes due February 11, 2002

              Warrants to Purchase 666,667 Shares of Common Stock

                                      and

        Warrants to Purchase a Variable Number of Shares of Common Stock



                         SECURITIES PURCHASE AGREEMENT


-------------------------------------------------------------------------------


                         Dated as of February 11, 1997

                               TABLE OF CONTENTS

                                                                                                                    Page
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
SECTION 1.       PURCHASE AND SALE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1     Issue and Sale of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2     Purchase and Sale of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.3     Registration of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.4     Delivery Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.5     Issue Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.6     Direct Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.7     Lost, Etc. Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.8     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.9     Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         1.10    Other Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

SECTION 2.       CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.1     Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.2     Legal Investment; Purchase Permitted by Applicable Laws  . . . . . . . . . . . . . . . . . . . . .   10
         2.3     Payment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.4     Compliance with Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.5     Completion of Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.6     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.7     No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.8     Proceedings Satisfactory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.9     Consents and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.10    No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.11    No Material Judgment or Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.12    Initial Escrow Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANIES  . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.1     Authorization; Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.2     No Violation or Conflict; No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.3     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.4     No Material Adverse Change; Financial Information  . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.5     Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.6     Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.7     No Violation of Regulations of Board of Governors of Federal Reserve System  . . . . . . . . . . .   16
         3.8     Private Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.9     Governmental Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.10    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.11    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.12    Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.13    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.14    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.15    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.17    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.18    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                                                                                                    Page
                                                                                                                    ----
         3.19    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.20    Authorization; Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.21    No Violation or Conflict; No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.22    Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION 4.       REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.1     Purchase for Own Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.2     Accredited Investor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.3     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.4     Securities Restricted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.5     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 5.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.1     Payment of Notes; Satisfaction of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.2     Financial Statements and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.3     Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         5.4     Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         5.5     Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Stock . . . . . .   30
         5.6     Limitation on Transactions With Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.7     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.8     Limitation on Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.9     Limitation on Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         5.10    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries . . . . . . . . . . .   33
         5.11    Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.12    Minimum Consolidated Interest Expense Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . .   34
         5.13    Fiscal Years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.14    Limitation on Ranking of Future Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.15    Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.16    Corporate Existence; Merger; Successor Corporation . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.17    Limitation on Reit's Business and Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.18    Limitation on the Businesses of the Issuer and Holdings  . . . . . . . . . . . . . . . . . . . . .   36
         5.19    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         5.20    Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         5.21    Ownership of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         5.22    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         5.23    Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         5.24    ERISA Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         5.25    Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.26    Compliance with Laws; Maintenance of Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.27    Inspection of Properties and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.28    Board of Director Observation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         5.29    Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         5.30    Information to Prospective Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         5.31    Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         5.32    Impairment of Security Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         5.33    Required Escrow Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

                                                                                                                    Page
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
         5.34    Maintenance of Letter of Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         5.35    Reit Leverage Ratio and Indebtedness of Reit . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.36    Distributions by Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.37    Investment, Hedging and Leverage Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

SECTION 6.       REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.1     Optional and Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.2     Selection of Notes to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.3     Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.4     Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         6.5     Payment of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

SECTION 7.       DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         7.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         7.2     Acceleration of Notes; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         7.3     Premium on Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         7.4     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         7.5     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         7.6     Rights of Holders to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         7.7     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 8.       AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         8.1     With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         8.2     Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         8.3     Notation on or Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         8.4     Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 9.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.2     Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

SECTION 10.      GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         10.1    Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         10.2    Execution and Delivery of each Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . . . . .   71
         10.3    Future Subsidiary Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         10.4    Certain Bankruptcy Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

SECTION 11.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         11.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         11.2    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         11.3    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         11.4    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         11.5    Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         11.6    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         11.7    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.9    Disclosure of Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

                                                                            Page


ANNEX A-1        Form of Note
ANNEX A-2        Form of Guaranty
ANNEX B-1        Crescent Warrant Agreement
ANNEX B-2        Contingent Warrant Agreement
ANNEX C          Stockholders Agreement
ANNEX D          Registration Rights Agreement
ANNEX E          Opinion of Counsel to the Issuer and Holding
ANNEX F          Opinion of Counsel to Purchasers
ANNEX G          Escrow Agreement
ANNEX H          Holdings Pledge
ANNEX I          Issuer Pledge
ANNEX J          Letter of Credit
ANNEX K          Letter of Credit Contribution Agreement
ANNEX L          Management Agreement


SCHEDULES:

1.2
2.5(d)
3.1
3.4(c)
5.29

                         SECURITIES PURCHASE AGREEMENT

                 This Securities Purchase Agreement dated as of February 11, 1997 (this "Agreement"), is entered into by and among Home Asset Management Corp., a Delaware corporation (the "Issuer"), MDC Reit Holdings, LLC, a Delaware limited liability company ("Holdings"), American Residential Investment Trust, Inc., a Maryland corporation, and the purchasers listed on the signature pages hereto (each a "Purchaser" and collectively, the "Purchasers").

                 Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 9.1.

                 In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies agree, jointly and severally, and each of the Purchasers agrees, severally but not jointly, as follows:

SECTION 1.                PURCHASE AND SALE OF SECURITIES.

1.1              Issue and Sale of Securities.

                                  (a)              On or before the Closing,

                                        (1)    The Issuer will have authorized
                                  the issue and sale to the Purchasers, in the respective amounts set forth on the signature pages hereof, of $25,000,000 aggregate principal amount of its 12% Senior Secured Notes due February 11, 2002 (the "Notes"), to be substantially in the form attached hereto as Annex A-1.

                                        (2)    The Issuer will have authorized
                                  the issue and sale to the Purchasers, in the respective amounts set forth on the signature pages hereof, of warrants (the "Crescent Warrants") to purchase an aggregate of 666,667 shares of its Common Stock pursuant to a Warrant Agreement in the form attached hereto as Annex B-1 (the "Crescent Warrant Agreement"). In addition, the Issuer will have authorized the issue and sale to the Purchasers of warrants (the "Contingent Warrants") to purchase a variable number of shares of Common Stock pursuant to a Warrant Agreement in the form attached hereto as Annex B-2 (the "Contingent Warrant Agreement"). The Notes, the Crescent Warrants and the Contingent Warrants shall individually be referenced herein as a "Security" and collectively referenced herein as the "Securities."

                                  (b)              The Notes shall include such
notations, legends or endorsements set forth thereon or required by law. The Notes will be in the principal amount of $1,000 (except in the case of any redemption following which the aggregate principal amount remaining is less than $1,000) or integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its issuance. Subject to Section 1.7, the aggregate principal amount of the Notes outstanding at any one time may not exceed $25,000,000. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Issuer and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

                                  (c)              Each certificate
representing a Crescent Warrant or a Contingent Warrant shall be substantially in the form attached as Exhibit A to the Crescent Warrant Agreement or Exhibit A to the Contingent Warrant Agreement, respectively, and shall be dated the date of its issuance. The Crescent Warrants will be exercisable, in the manner provided in the Crescent Warrant Agreement and the Crescent Warrants, for a number of shares of Common Stock as provided in the Crescent Warrant Agreement (the "Crescent Warrant Shares"). The Contingent Warrants will be exercisable, in the manner provided in the Contingent Warrant Agreement and the Contingent Warrants, for a number of shares of Common Stock as provided in the Contingent Warrant Agreement (the "Contingent Warrant Shares"). Each Holder of Crescent Warrant Shares or Contingent Warrant Shares will have certain registration rights with respect to such shares, as set forth in the Stockholders Agreement, Irrevocable Proxy and Voting Agreement in the form attached hereto as Annex C (the "Stockholders Agreement"). Upon any distribution of any Reit Common Stock by Holdings, each member of Holdings shall have certain registration rights, as set forth in a Registration Rights Agreement in the form attached hereto as Annex D (the "Registration Rights Agreement"). The terms and provisions contained in the Crescent Warrant Agreement, the Crescent Warrants, the Contingent Warrant Agreement and the Contingent Warrants shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Issuer and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

1.2              Purchase and Sale of Securities.

                                  (a)              Purchase and Sale.  The
Issuer agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Companies contained or incorporated herein, each of the Purchasers agrees, severally but not jointly, to purchase the Securities set forth below such Purchaser's name on the signature pages hereto at a purchase price of $994.56 per $1,000 principal amount of Notes, $0.20 per Crescent Warrant and $0.10 per Contingent Warrant, which amounts are based on the relative fair market value of each such Security at the time of issuance, for an aggregate purchase price of $24,999,000 for the Notes, the Crescent Warrants and the Contingent Warrants. In addition to such aggregate purchase price, the Purchasers agree to pay an aggregate of $1,000 to the Issuer, and the Issuer agrees to contribute such amount to Holdings, on behalf of the Purchasers, as capital contributions of the Purchasers to Holdings, in respect of the LLC Interests. The Issuer and the Purchasers hereby agree that all Tax Returns filed by the Issuer and the Purchasers shall be consistent in all material respects with such allocation (including for purposes of Section 1271 et seq. of the Code).

                                  (b)              Closing.  The purchase and
sale of the Securities shall take place at a closing (the "Closing") at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, at 10:00 a.m. on February 11, 1997, or such other Business Day as may be agreed upon by the Purchasers and the Issuer (the "Closing Date"). At the Closing, the Issuer will deliver to each of the Purchasers certificates and Notes representing the Securities to be purchased by such Purchaser (in such permitted denomination or denominations and registered in such Purchaser's name or the name of such nominee or nominees as such Purchaser may request), dated the Closing Date, against payment of the purchase price therefor(and the $1,000 mentioned in Section 1.2(a)) by intra-bank or Federal funds bank wire transfer of same day funds to such bank account which is identified on Schedule 1.2 or such other account as the Issuer shall designate at least two Business Days prior to the Closing.

                                  (c)              Fees and Expenses.
Regardless of whether the Securities are sold, each of the Issuer and Holdings agrees, jointly and severally, to pay or reimburse all reasonable expenses relating to this Agreement, including but not limited to:

                                        (1)    each Purchaser's reasonable
                                  expenses incurred in connection with the transactions contemplated by any of the Documents including, without limitation, travel and lodging expenses and all out-of-pocket costs incurred in connection with such Purchaser's review of each of the business and operations of each of the Companies;

                                        (2)    the reasonable fees and other
                                  charges and expenses of the Purchasers'
                                  counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in connection with the Documents and the transactions contemplated thereby;

                                        (3)    the cost of printing,
                                  reproducing and delivering to each
                                  Purchaser's home office or the office of such Purchaser's designee, insured to such Purchaser's satisfaction, each of the Documents;

                                        (4)    any reasonable fees and expenses
                                  (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Securities required in connection with the offer and sale of the Securities pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements;

                                        (5)    each Purchaser's expenses
                                  (including the reasonable fees and expenses of counsel) relating to any amendment to, or modification of, or any waiver or consent or preservation of rights under, any of the Documents; and

                                        (6)    all other expenses, including
                                  without limitation counsel's fees,
                                  accountants' fees and any rating agency fees incurred by any of the Companies in connection with the transactions contemplated by any of the Documents.

                 The Issuer shall deliver to each of the Purchasers or to such other persons as such Purchaser shall direct, concurrently with the Closing, by intra-bank or Federal funds bank wire transfer of same day funds, the fee set forth on such Purchaser's signature page and payment for any reasonable and documented out-of-pocket expenses for which such Purchaser is entitled to reimbursement pursuant to this Section 1.2(c), including, without limitation, the reasonable and documented fees and expenses of such Purchaser's counsel, Skadden, Arps, Slate, Meagher & Flom LLP.

                                  (d)              Other Purchasers.  Each
Purchaser's obligations hereunder are subject to the execution and delivery of this Agreement by the other Purchasers listed on the signature pages hereof. The obligations of each Purchaser shall be several and not joint, and no Purchaser shall be liable or responsible for the acts of any other Purchaser under this Agreement.

1.3              Registration of Securities.

                 The Issuer shall cause to be kept at its principal office (a) a register for the registration and transfer of the Notes (the "Note Register"), (b) a register for the registration and transfer of the Crescent Warrants (the "Crescent Warrant Register"), (c) a register for the registration and transfer of the Crescent Warrant Shares (the "Crescent Warrant Shares Register"), (d) a register for the registration and transfer of the Contingent Warrants (the "Contingent Warrant Register") and (e) a register for the registration and transfer of the Contingent Warrant Shares (the "Contingent Warrant Shares Register"). The names and addresses of the Holders of Notes, the transfer of Notes and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The names and addresses of the Holders of Crescent Warrants, the transfer of Crescent Warrants and the names and addresses of the transferees of Crescent Warrants shall be registered in the Crescent Warrant Register. The names and addresses of the Holders of Crescent Warrant Shares, the transfer of Crescent Warrant Shares and the names and addresses of the transferees of Crescent Warrant Shares shall be registered in the Contingent Warrant Shares Register. The names and addresses of the Holders of Contingent Warrants, the transfer of Contingent Warrants and the names and addresses of the transferees of Contingent Warrants shall be registered in the Contingent Warrant Register.
The names and addresses of the Holders of Contingent Warrant Shares, the transfer of Contingent Warrant Shares and the names and addresses of the transferees of Contingent Warrant Shares shall be registered in the Contingent Warrant Shares Register.

                 The Person in whose name any registered Security shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Issuer shall not be affected by any notice to the contrary, until due presentment of such Security for registration of transfer so provided in this Section 1.3. Payment of or on account of the principal, premium, if any, and interest on any registered Securities shall be made to or upon the written order of such registered holder.

                 When Securities are presented to the Issuer, with a request to register the transfer of such Securities or to exchange such Securities for an equal amount of Securities of other authorized denominations, the Issuer shall register the transfer or make the exchange as requested if its reasonable requirements (including the requirements set forth in the Stockholders Agreement with respect to the Crescent Warrants, the Crescent Warrant Shares, the Contingent Warrants and the Contingent Warrant Shares) for such transaction are met.

1.4              Delivery Expenses.

                 If a Holder surrenders any Security to the Issuer for any reason, the Issuer shall pay the cost of delivering to such Holder's home office or to the office of such Holder's designee from the Issuer insured to such Holder's satisfaction, the surrendered Security and each Security issued in substitution, replacement or exchange for, or upon conversion of, the surrendered Security.

1.5              Issue Taxes.

                 The Issuer agrees to pay all Taxes (other than Taxes in the nature of income, franchise or gift Taxes) and governmental fees in connection with the issuance, sale, delivery or transfer by the Issuer to each Holder of a Security and the execution and delivery of the other Documents and any modification of any of such Security and Documents and will save such Holder harmless without limitation as to time against any and all liabilities with respect to all such Taxes and fees. The obligations of the Issuer under this
Section 1.5 shall survive the payment or prepayment of the Notes, at maturity, upon redemption or otherwise, the exercise of the Crescent Warrants, the exercise of the Contingent Warrants and the termination of this Agreement and the other Documents.

1.6              Direct Payment.

                                  (a)              The Issuer will pay or cause
to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 12:00 Noon, New York time), by Federal funds bank wire transfer in same day funds to each Holder's account in any bank in the United States of America as may be designated and specified in writing by such Holder at least two Business Days prior thereto. Each Purchaser's initial bank account name and number for this purpose is set forth on the signature pages hereto.

                 (b) Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable, at maturity, upon redemption or otherwise, on a Legal Holiday, then the Issuer shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount; provided that the Issuer may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount. Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a Note is payable on a Legal Holiday, then the Issuer shall pay such interest on the next succeeding Business Day, and such extension of time shall be included in the computation of the interest payment; provided that the Issuer may elect to pay in full (but not in part) any such interest on the last Business Day prior to the date such payment otherwise would be due, and such diminution in time shall be included in the computation of the interest payment.

1.7              Lost, Etc. Securities.

                 If a mutilated Security is surrendered to the Issuer or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Issuer to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue a replacement Security if the customary requirements relating to replacement securities are reasonably satisfied. If required by the Issuer, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Issuer to protect the Issuer from any loss which it may suffer if a Security is replaced. If any Purchaser or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Security, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Security at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Security other than the unsecured written agreement of such owner reasonably satisfactory to the Issuer to indemnify the Issuer or at the option of the Purchaser, an indemnity bond in the amount of the Security remaining outstanding.

                 Every replacement Security shall be an obligation of the Issuer.

1.8              Indemnification.

                 In addition to all other sums due hereunder or provided for in this Agreement or any of the other Documents and any and all obligations of any of the Companies to indemnify any Purchaser hereunder or under any of the other Documents, each of the Companies (each, an "Indemnifying Party") hereby agrees, jointly and severally, without limitation as to time (except as set forth below with respect to Reit), to indemnify each Purchaser, each Affiliate of a Purchaser and each director, officer, employee, counsel, agent or representative of such Purchaser and its Affiliates (collectively, the "Indemnified Parties") against, and hold it and them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "Losses"), incurred by it or them and arising out of or in connection with this Agreement, the other Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), regardless of whether the transactions contemplated by this Agreement are consummated and regardless of whether any Indemnified Party is a formal party to any proceeding; provided, however, that the Indemnifying Parties shall not be liable to any Indemnified Party for any Losses to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose from the gross negligence or willful misconduct of such Indemnified Party, that (i) is independent of any wrongful act by the Indemnifying Parties, their Affiliates or any of their respective representatives and (ii) was not taken by such Indemnified Party in reliance upon any of the representations, warranties, covenants or promises of any of the Companies made herein (including, without limitation, those incorporated by reference herein) or in the other Documents, including (without limitation) the certificates delivered by any of the Companies pursuant hereto or thereto.
Each Indemnifying Party agrees, jointly and severally, to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party (regardless of whether it is or may be ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). Prior to reimbursing any Indemnified Party for any Losses pursuant to this Section 1.8, the Indemnifying Party may require such Indemnified Party to provide a written undertaking to reimburse such Indemnifying Party if it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Indemnified Party was not entitled to indemnification pursuant to this Section 1.8 or otherwise. The obligations of each Indemnifying Party to each Indemnified Party hereunder shall be separate obligations, and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of each Indemnifying Party under this Section 1.8 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, the exercise of the Crescent Warrants or the Contingent Warrants purchased by any Purchaser, the redemption or repurchase by the Issuer of the Crescent Warrants or the Contingent Warrants purchased by any Purchaser, the redemption or repurchase of any Crescent Warrant Shares or any Contingent Warrant Shares, any transfer of the Securities by any Purchaser and the termination of this Agreement or any of the other Documents.

                 In addition, the Companies, jointly and severally, shall, without limitation as to time, indemnify, reimburse, defend and hold harmless the Indemnified Parties for, from, and against all Losses resulting to, imposed on, or incurred by any of the Indemnified Parties, directly or indirectly, arising out of any of the following: (i) any pollution or threat to human health or the environment that is related in any way to the management, use, control, ownership or operation of the business or property in connection with the business of any of the Companies, by such Company, or any Person for whom any of the Companies is or may be responsible by law or contract, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date; (ii) any Environmental Claim against any Person whose liability for such Environmental Claim any of the Companies has assumed or retained either contractually or by operation of law, including but not limited to any pollution or threat to human health or the environment, or any Federal, state, local or foreign approvals; or (iii) the breach of any environmental representation or warranty set forth or incorporated by reference herein; provided, however, that the indemnification provided in this paragraph is not intended to provide indemnification to the Indemnified Parties, as holders of Crescent Warrants, Crescent Warrant Shares, Contingent Warrants or Contingent Warrant Shares, for any diminution in value of such Crescent Warrants, Crescent Warrant Shares, Contingent Warrants or Contingent Warrant Shares, resulting from the incurrence by Reit or its Subsidiaries of costs directly attributable to any of the matters described in clauses (i) or (ii) above.

                 In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought against any Indemnifying Party hereunder, such Indemnified Party shall promptly notify each Indemnifying Party in writing and such Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such Indemnifying Party shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise, except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced such Indemnifying Party. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless: (i) such Indemnifying Party has agreed to pay such expenses; or (ii) such Indemnifying Party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and such Indemnifying Party or an Affiliate of such Indemnifying Party, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such Indemnifying Party or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and such Indemnifying Party or its Affiliate; provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clause (i), (ii) or (iii) above, such Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties; provided, however, that such Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. No Indemnifying Party shall be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). Each Indemnifying Party agrees, jointly and severally, that it will not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the Indemnified Parties, of the Indemnified Parties from all liability and obligation arising therefrom.

                 If the indemnification provided for in this Section 1.8 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to therein, then each Indemnifying Party shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault, as finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or review), of each Indemnifying Party, its subsidiaries and Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section 1.8, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were determined by pro rata allocation or solely by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation, in each case, as finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or review).

                 Notwithstanding the foregoing provisions of this Section 1.8, the obligation of Reit under this Section 1.8 to indemnify any of the Indemnified Parties shall terminate upon the closing of a Qualified Public Equity Offering of Reit.

1.9              Further Actions.

                 During the period from the date hereof to the Closing Date, each of the Companies shall (i) take all actions necessary or appropriate to cause its representations and warranties contained in Section 3 to be true and correct as of the Closing Date (unless stated to refer to another date), both before and after giving effect to the transactions contemplated by this Agreement and the other Documents, as if made on and as of such date, and (ii) take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and removing all injunctive or other impediments or delays, legal or otherwise, which are necessary to the consummation of the transactions contemplated by this Agreement and the other Documents.

1.10             Other Covenants.

                                  (a)              Each of the Companies
further covenants and agrees not to, and will ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of any of the Companies will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Securities or the LLC Interests.

                                  (b)              Each of the Companies
further covenants and agrees that the Issuer shall be paid and shall receive any and all amounts recovered or paid to any of the Companies or any of their Affiliates in connection with the lawsuit styled MDC Reit Holdings, LLC v. The Peregrine Real Estate Investment Trust originally brought in the Superior Court of the State of California for the County of San Francisco and relating to the Stock Purchase Agreement dated as of September

18, 1996 between Holdings and The Peregrine Real Estate Trust, a California business trust; provided, however, that the aggregate amount to be so paid to and received by the Issuer shall be net of the sum of $50,000 plus the aggregate amount of all legal expenses incurred by (and not reimbursed to) such Company in connection with such lawsuit.

SECTION 2.       CLOSING CONDITIONS.

                 The obligations of each Purchaser to purchase and pay for the Securities to be delivered to such Purchaser at the Closing shall be subject to the satisfaction of each of the following conditions on or before the Closing
Date:

2.1              Delivery of Documents.

                 The Companies shall have delivered to each Purchaser, in form and substance satisfactory to such Purchaser, the following:

                                  (a)              The Notes being purchased by
such Purchaser, duly executed by the Issuer, in the aggregate principal amount set forth below such Purchaser's name on the signature pages hereto; the Crescent Warrants and the Contingent Warrants being purchased by such Purchaser, duly executed by the Issuer, representing the number of Crescent Warrants and the number of Contingent Warrants set forth below such Purchaser's name on the signature pages hereto.

                                  (b)                The following legal
opinions:

                          (1) Opinion letters dated the Closing Date and addressed to such Purchaser, from Gibson, Dunn & Crutcher LLP, counsel for the Companies, as to the matters set forth on Annex E.

                          (2) An opinion letter dated the Closing Date and addressed to such Purchaser, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, as to the matters set forth on Annex F.

                          (3) Such other opinions of counsel covering matters incidental to the transactions contemplated by this Agreement and the other Documents as any Purchaser may reasonably request.

                 In rendering such opinions, each counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Companies (copies of which shall be delivered to such Purchaser) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel shall opine, as applicable, as to the Federal laws of the United States of America, the General Corporation Law of the State of Delaware, the laws of the State of New York, the laws of the state or states of incorporation or organization of each of the Companies and the laws of the state or states governing each of the Documents.

                                  (c)              Resolutions of the board of
directors of the Issuer, certified by the Secretary or Assistant Secretary of the Issuer, to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Crescent Warrant Agreement, the Stockholders Agreement and the other Documents to which the Issuer is a party and the consummation of the transactions contemplated hereby and thereby, (ii) the issuance of the Notes, the Crescent Warrants, the Crescent Warrant Shares, the Contingent Warrants and the Contingent Warrant Shares and (iii) specific officers of the Issuer to execute and deliver this Agreement, the Notes, the Crescent Warrant Agreement, the Crescent Warrants, the Contingent Warrant Agreement, the Contingent Warrants, the Stockholders Agreement and any other Documents to which the Issuer is a party.

                                  (d)              Resolutions of the board of
directors of the managing member of Holdings, certified by the Secretary or Assistant Secretary of such managing member to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery and performance by Holdings of this Agreement and the other Documents to which Holdings is a party and the consummation of the transactions contemplated hereby and thereby and (ii) specific officers of the managing member of Holdings to execute and deliver on behalf of such managing member (acting on behalf of Holdings) this Agreement and any other Documents to which Holdings is a party.

                                  (e)              Resolutions of the board of
directors of Reit, certified by the Secretary or Assistant Secretary of Reit, to be duly adopted and in full force and effect on such date, adopting an Investment, Hedging and Leverage Policy (with a copy of such policy attached to such resolutions) and authorizing (i) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the other Documents to which Reit is a party and the consummation of the transactions contemplated hereby and thereby and (ii) specific officers of Reit to execute and deliver this Agreement, the Registration Rights Agreement and any other Documents to which Reit is a party.

                                  (f)              Certificates of the Chief
Executive Officer and Chief Financial Officer of each of the Companies, dated the Closing Date, certifying that (i) all of the conditions set forth in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10 and 2.11 are satisfied on and as of such date, (ii) all of the representations and warranties of the Companies contained or incorporated by reference herein are true and correct on and as of such date as though made on and as of such date (unless stated to relate to another date), (after giving effect to the transactions contemplated by this Agreement and the other Documents) and no event has occurred and is continuing, or would result from the issuance of the Securities that constitutes or would constitute a Default or an Event of Default, (iii) each of the Companies has performed its obligations that are required to be performed on or before the closing under each of the Documents to which it is a party, in accordance therewith and with all applicable law and (v) as to such other matters as such Purchaser may reasonably request.

                                  (g)              The unaudited consolidated
pro forma balance sheet of the Issuer and its Subsidiaries as of the Closing Date ("Closing Date Balance Sheet") prepared giving effect to each of the transactions contemplated hereby to occur on the Closing Date, in reasonable detail and certified by the chief financial officer of the Issuer that such balance sheet fairly presents the consolidated financial condition of the Issuer and its Subsidiaries at such date.

                                  (h)              Governmental certificates,
dated the most recent practicable date prior to the Closing Date, showing that each of the Companies is organized and in good standing in the jurisdiction of its incorporation or other organization and is qualified as a foreign corporation or other entity and in good standing in all other jurisdictions in which it has executive offices or transacts business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                                  (i)              Copies of each consent,
license and approval required in connection with the execution, delivery and performance by the Companies of any of the Documents and the consummation of the transactions contemplated thereby (including without limitation consents, if any, required pursuant to the HSR Act).

                                  (j)              Copies of the Charter
Documents of each of the Issuer, Holdings and Reit, certified as of a recent date by the Secretaries of State of the States of Delaware and Maryland, as appropriate, and certified by the Secretary or Assistant Secretary or managing member of each of the Issuer, Holdings and Reit, respectively, as true and correct as of the Closing Date.

                                  (k)              Certificates of the
Secretary or an Assistant Secretary of each of the Companies as to the incumbency and signatures of the officers or representatives of such entity executing any of the Documents, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                                  (l)              True and correct copies of
the Escrow Agreement, Crescent Warrant Agreement, the Crescent Warrants, Contingent Warrant Agreement, the Contingent Warrants, the Stockholders Agreement, the Registration Rights Agreement, the Letter of Credit Documents, the Holdings Pledge, the Issuer Pledge, the Management Agreement and each of the other Documents.

                                  (m)              Such additional information
and materials as any Purchaser may reasonably request, including, without limitation, copies of any debt agreements, security agreements and other contracts to which any of the Companies is a party.

2.2              Legal Investment; Purchase Permitted by Applicable Laws.

                 Each Purchaser's acquisition of the Securities and the LLC Interests (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (b) shall constitute a legal investment as of the Closing Date under the laws and regulations and orders of each jurisdiction to which such Purchaser may be subject (without resort to any "basket" or "leeway" provision), and (c) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition in or pursuant to any such law, regulation or order; and such Purchaser shall have received such certificates or other evidence as such Purchaser may reasonably request to establish compliance with this condition.

2.3              Payment of Fees.

                 The Issuer shall have delivered to each of the Purchasers or to such other persons as such Purchaser shall direct on the signature pages hereto, at the Closing, by intra-bank or Federal funds bank wire transfer of same day funds, payment for such Purchaser's fee of such percent of the aggregate principal amount of the Notes being purchased by such Purchaser as is set forth on such Purchaser's signature page hereto.

2.4              Compliance with Agreements.

                 Each of the Companies shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in each of the other Documents and in any other document contemplated hereby or thereby which are required to be performed or complied with by such party on or before the Closing Date.

2.5              Completion of Other Transactions.

                 Simultaneously with or prior to the sale to each Purchaser of the Securities to be purchased by such Purchaser:

                                  (a)              Each of the Documents
(including, without limitation, the Limited Liability Company Agreement and the initial Letter of Credit Documents) shall have been executed and delivered by each of the parties thereto (other than such Purchaser) in form and substance satisfactory to the Purchasers, and such parties shall have consummated the transactions contemplated thereby in accordance with all applicable laws (including without limitation, the Securities Act, all applicable state securities laws and all related rules and regulations under such statutes and other laws).

                                  (b)              All of the other Purchasers
listed in the signature pages hereof shall have consummated their purchase of Securities pursuant to this Agreement.

                                  (c)              The Issuer shall own,
directly, 100% of the Preferred Interests in Holdings, and Holdings shall own 100% of the Equity Interests of Reit (other than the Management Reit Interests).

                                  (d)              The board of directors of
Reit shall be comprised of the persons listed on Schedule 2.5(d).

                                  (e)              The Series A Purchasers
shall have purchased an aggregate of 20,000 shares of Series A Preferred Stock for aggregate net proceeds in cash to the Issuer of at least $2,000,000, pursuant to the terms and conditions set forth in the Series A Purchase Agreement.

2.6              Representations and Warranties.

                 Unless stated to relate to another date, all of the representations and warranties of each of the Companies contained or incorporated by reference herein or in any of the other Documents shall be true and correct on and as of the Closing Date, both before and after giving effect to the transactions contemplated hereby and by the other Documents.

2.7              No Event of Default.

                 No event shall have occurred and be continuing, or would result from the consummation of the transactions contemplated to be consummated on or prior to the Closing Date by this Agreement or any of the other Documents (including without limitation the purchase of the Securities and the LLC Interests), that constitutes or would constitute a Default or an Event of Default.

2.8              Proceedings Satisfactory.

                 All proceedings taken in connection with the sale of the Securities and the LLC Interests, the transactions contemplated hereby and all documents and papers relating thereto, shall be reasonably satisfactory to such Purchaser. Such Purchaser and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the Closing opinions, all in form and substance satisfactory to such Purchaser.

2.9              Consents and Permits.

                 The Companies shall have received all consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any law, statute, regulation or rule (Federal, state, local or foreign) or pursuant to any other agreement, order or decree to which any of them is a party or to which any of them is subject, in connection with the transactions to be consummated on or prior to the Closing Date as contemplated by this Agreement or any of the other Documents.

2.10             No Material Adverse Effect.

                 Since their respective dates of organization: (A) none of the Companies shall have suffered any adverse change in its properties, business, operations, assets, condition (financial or otherwise) or prospects that could reasonably be expected to result in a Material Adverse Effect; and (B) (i) there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of any of the Companies and (ii) none of the Companies shall have incurred any liability or obligation, direct or contingent, that is material to it, is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest balance sheet previously provided to the Purchasers.

2.11             No Material Judgment or Order.

                 There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of any Purchaser or its counsel, would prohibit the sale or issuance of the Securities hereunder or the issuance or purchase of the LLC Interests or subject any of the Companies to any material penalty if the Securities were to be issued and sold hereunder or the LLC Interests were to be issued or purchased as contemplated hereby.

2.12             Initial Escrow Deposit.

                 The Issuer shall have deposited $3,000,000 in the Escrow
Account.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANIES.

         A.      Representations and Warranties of the Issuer and Reit.
The Issuer and Reit, jointly and severally, represent and warrant on the date hereof and as of the Closing, as follows:

3.1              Authorization; Capitalization.

                 Each of the Companies has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under each of the Documents to which it is a party, and (ii) to consummate the transactions contemplated thereby. Without limiting the generality of the preceding sentence, the Issuer has taken all actions necessary to authorize it to issue and perform all of its obligations under the Notes and the Crescent Warrants. Each of the Documents to which any of the Companies is a party is a legally valid and binding obligation of such Company, enforceable against it in accordance with its respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

                 Holdings and Reit are the only Subsidiaries of the Issuer.
The total authorized Equity Interests of the Issuer consist of (a) 5,000,000 shares of Common Stock, of which 1,254,065 shares were issued and outstanding on the date hereof prior to giving effect to the transactions contemplated hereby and 1,254,065 shares will be issued and outstanding upon consummation of the transactions contemplated hereby, and (b) 200,000 shares of preferred stock, par value $.0001 per share, of which no shares were issued and outstanding on the date hereof prior to giving effect to the transactions contemplated hereby and 20,000 shares of Series A Preferred Stock and no shares of Series B Preferred Stock will be issued and outstanding upon consummation of the transactions contemplated hereby. The total authorized Equity Interests of Holdings consists of the limited liability company interests held by the members thereof as set forth in the Limited Liability Company Agreement on the date hereof, which interests shall be held by such members as set forth in such agreement upon the consummation of the transactions contemplated hereby. The total authorized Equity Interests in Reit consist of (a) 3,000,000 shares of Reit Common Stock, of which no shares were issued and outstanding on the date hereof prior to giving effect to the transactions contemplated hereby and 2,017,500 shares will be issued and outstanding upon consummation of the transactions contemplated hereby and (b) 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding on the date hereof prior to giving effect to the transactions contemplated hereby and no shares will be issued and outstanding upon consummation of the transactions contemplated hereby. The Issuer owns 100% of the Preferred Interests of Holdings, and Holdings owns 100% of the outstanding Equity Interests or other securities evidencing equity ownership of Reit (other than the Management Reit Interests), in each case free and clear of any security interest, mortgage, pledge, transfer restriction, defect, claim, lien, limitation on voting rights, encumbrance, equity or adverse interest of any nature (each, a "Lien"), except in the case of the Equity Interests in Reit, the Lien in favor of the Holders. All of the outstanding Equity Interests of the Issuer, Holdings and Reit have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. Except for the Preferred Interests, the Issuer does not own any Equity Interest in, or any other securities of, any Person. Except for 2,000,000 shares of Reit Common Stock, Holdings does not own any Equity Interest in, or any other securities of, any Person. Reit does not own any Equity Interest in, or any other securities of, any Person.

                 On the Closing Date, the Securities and the LLC Interests will be duly authorized and validly issued, will be fully paid and nonassessable and will not have been issued in violation of, nor will they be subject to, any preemptive or similar rights. On the Closing Date, the Crescent Warrant Shares and the Contingent Warrant Shares will be duly authorized, and upon exercise of the Crescent Warrants and the Contingent Warrants, the Crescent Warrant Shares and the Contingent Warrant Shares, respectively, will have been duly authorized and validly issued, will have been fully paid and nonassessable and will not have been issued in violation of, nor will they be subject to, any preemptive or similar rights. Except for the Crescent Warrants, the Contingent Warrants, the L/C Warrants, the Series A Warrants and the 1997 Stock Incentive Plan of Reit, there are no outstanding (i) securities convertible into or exchangeable for any Equity Interests of any of the Companies, (ii) options, warrants or other rights to purchase or subscribe to Equity Interests of any of the Companies or securities convertible into or exchangeable for Equity

Interests of any of the Companies, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of any of the Companies, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of any of the Companies.

                 Except for the Stockholders Agreement and the Registration Rights Agreement, none of the Companies has entered into an agreement to register its securities under the Securities Act. Except for this Agreement and the agreements and stock incentive plan referenced in the immediately preceding paragraph, none of the Companies has entered into any agreement to issue, purchase or sell any of its securities.

                 There are no securities of the Issuer or Holdings registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

                 Concurrently with the consummation of the transactions contemplated hereby, (a) the Persons listed on Schedule 3.1 purchased an aggregate of 20,000 shares of Series A Preferred Stock for the respective amounts of consideration set forth on such Schedule and (b) each of such Persons entered into a Letter of Credit Contribution Agreement relating to Letters of Credit in the respective amounts set forth in such Schedule, the sum of which shall be $4,000,000.

3.2              No Violation or Conflict; No Default.

                                  (a)              Neither the execution,
delivery or performance of this Agreement or any of the other Documents by any of the Companies nor the compliance with their respective obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Securities will:

                                        (1)    violate any provision of the
                                  Charter Documents of any of the Companies;

                                        (2)    violate any statute, law, rule
                                  or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which any of the Companies or any of their respective properties may be subject;

                                        (3)    permit or cause the acceleration
                                  of the maturity of any debt or obligation of any of the Companies; or

                                        (4)    violate, or be in conflict with,
                                  or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of any of the Companies under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which any of the Companies is a party or by which any of the Companies (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

                                  (b)              None of the Companies is in
default (without giving effect to any grace or cure period or notice requirement) under its Charter Documents nor under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

3.3              Use of Proceeds.

                 The net proceeds from the sale of the Securities hereunder will be used solely to (a) make an equity contribution of $20,000,000 to Holdings, which shall be used by Holdings to purchase all the issued and outstanding shares of Reit Common Stock (other than the Management Reit Interests) in connection with the initial capitalization of Reit, (b) pay transactions costs in connection with the transactions contemplated hereby, (c) make the initial deposit into the Escrow Account as required pursuant to
Section 2.12 and (d) fund working capital of the Issuer.

3.4              No Material Adverse Change; Financial Information.

                                  (a)              No Material Adverse Change.
Since the date of its formation, each of the Issuer and its Subsidiaries has not suffered any material adverse change in its properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect.

                                  (b)              Financial Statements.   The
Closing Date Balance Sheet presents fairly the consolidated financial condition of the Issuer and its Subsidiaries after giving effect to the transactions contemplated hereby to occur on the Closing Date. Except as disclosed therein, such balance sheet and related notes have been prepared in accordance with GAAP. All financial statements concerning the Issuer and its Subsidiaries that will hereafter be furnished by the Issuer and its Subsidiaries to the Purchasers or any Holder pursuant to this Agreement will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                                  (c)              Projections.  True and
complete copies of (i) projections of the consolidated revenues, earnings before depreciation, interest and taxes, operating margins, net income and capital expenditures of each of the Issuer, Holdings and Reit for each of the fiscal years ending December 31, 1997, 1998, 1999, 2000 and 2001, prepared by senior management of the Issuer (assuming the consummation of the transactions contemplated hereby and by the other Documents) and set forth in Schedule 3.4(c) (the "Projections") and (ii) the assumptions and supplemental data used in preparing the Projections (collectively, the "Supplemental Data") have been delivered by the Issuer to the Purchasers. The Projections were prepared on the basis of the Supplemental Data, which represent a reasonable basis for such preparation. The Projections and the Supplemental Data reflect the best currently available estimates and judgment of the Issuer's senior management as to the expected future financial performance of the Issuer and its Subsidiaries; provided, however, that no representation or warranty is made that actual results will meet such Projections.

3.5              Full Disclosure.

                 This Agreement (including without limitation the representations and warranties incorporated herein by reference), the Closing Date Balance Sheet, the Projections, the Supplemental Data, each of the Documents and any other document, certificate or written statement furnished by or on behalf of any of the Companies to any Purchaser in connection with the negotiation and sale of the Securities or the LLC Interests, when taken as a whole, do not contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to any of the Companies that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and written statements furnished to the Purchasers for use in connection with the transactions contemplated hereby.

3.6              Third Party Consents.

                 Neither the nature of any of the Companies nor of any of their businesses or properties, nor any relationship between any of the Companies and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Securities at the Closing nor the performance by any of the Companies of its obligations hereunder or under any other Document, or the consummation of the transactions contemplated hereby or by any other Document, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of any of the Companies as a condition to the execution and delivery of this Agreement or any of the other Documents or the offer, issuance, sale or delivery of the Securities at the Closing other than such consents, approvals, authorizations, notices, filings, registrations or qualifications which shall have been made or obtained on or prior to the Closing Date (and copies of which will be delivered to the Purchasers) and such filings under Federal and state securities laws which are permitted to be made after the Closing Date and which the Issuer hereby agrees to file within the time period prescribed by applicable law.

3.7              No Violation of Regulations of Board of Governors of Federal
                 Reserve System.

                 None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

3.8              Private Offering.

                 Assuming the truth and correctness of the representations and warranties set forth in Section 4, the sale of the Securities hereunder and the issuance and sale of the LLC Interests contemplated hereby are exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities or the LLC Interests, no form of general solicitation or general advertising was used by any of the Companies or their respective representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                 The Purchasers, the parties to the Contingent Warrant Agreement (other than the Issuer) and the members of Holdings set forth in the Limited Liability Company Agreement are the sole purchasers of the Securities and the LLC Interests. No securities have been issued and sold by the Issuer or Holdings within the six-month period immediately prior to the date hereof. None of the securities issued within such six-month period could be integrated with the issuance of the Securities or the LLC Interests as a single offering for purposes of the Securities Act, and the Issuer and Holdings agree, jointly and severally, that none of them, nor anyone acting on their behalf, will offer or sell the Securities, or any portion of them, if such offer or sale might bring the issuance and sale of the Securities or the LLC Interests to any Purchaser hereunder within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Securities or the LLC Interests and any such securities could be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D thereunder. It is not necessary, in connection with the transactions contemplated hereby, to qualify an indenture under the Trust Indenture Act of 1939, as amended.

3.9              Governmental Regulations.

                 None of the Companies is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holdings Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or to any Federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money or consummate the transactions contemplated hereby and by the other Documents.

3.10             Brokers.

                 None of the Companies has dealt with any broker, finder, commission agent or other such intermediary in connection with the sale of the Securities and the transactions contemplated by this Agreement and the other Documents, and none of the Companies is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions (other than $750,000 to PaineWebber Incorporated).

                 The Companies agree, jointly and severally, to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to such fees or commissions incurred by any Purchaser for its account, so long as the Issuer receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve any of the Companies of its obligations under this sentence, except to the extent, and only to the extent, that such Company is materially prejudiced by such failure to give notice (as determined by a court of competent jurisdiction in a final nonappealable judgment).

3.11             Solvency.

                 Immediately prior to and after giving effect to the issuance of the Securities and the execution, delivery and performance of this Agreement, the other Documents and any instrument governing Indebtedness of any of the Companies incurred as of the Closing Date, each of the Companies is Solvent.

3.12             Representations and Warranties.

                 All representations and warranties (and the related schedules) of each of the Companies contained in any of the Documents, each in the form as in effect on the date hereof without amendment or waiver, shall be deemed to constitute representations and warranties of the Issuer and Reit under this Agreement with the same force and effect as the representations and warranties expressly set forth herein. Such representations and warranties are true and correct on the date hereof and will be true and correct as of the Closing Date as if made at and as of such date and are hereby incorporated by reference herein as if made hereby by the Issuer and Reit to the Purchasers. Unless otherwise defined herein, for purposes of this Section 3.12, the definitions contained in each of the Documents (insofar as they relate to the representations and warranties incorporated herein) are hereby incorporated by reference herein and made a part hereof.

3.13             Litigation.

                                  (a)              There is no action, claim,
suit, citation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, or to the knowledge of any of the Companies, threatened against or affecting any of the Companies or any of their properties or assets ("Proceedings"), except for such Proceedings that, if finally determined adversely to any of the Companies, could not reasonably be expected to have a Material Adverse Effect, and there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Documents or the transactions contemplated hereby or thereby.

                                  (b)              None of the Companies is
subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal that has had a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect.

3.14             Labor Relations.

                 None of the Companies, nor any Person for whom any of the Companies is or may be responsible by law or contract, is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice charge or complaint pending or threatened against any of the Companies, or any Person for whom any of the Companies is or may be responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against any of the Companies, or any Person for whom any of the Companies is or may be responsible by law or contract and (c) no union representation claim or question existing with respect to the employees of any of the Companies, or any Person for whom any of the Companies is or may be responsible by law or contract, and no union organizing activities taking place. None of the Companies, nor any Person for whom any of the Companies is or may be responsible by law or contract, is a party to any collective bargaining agreement.

                 Except such as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Companies nor any of their Subsidiaries has violated any applicable Federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, and occupational safety and health, or any provisions of ERISA or the rules and regulations promulgated thereunder or any other applicable law (whether foreign or domestic) relating to or governing the operation or maintenance of any plan or arrangement falling within the definition of an "employee benefit plan" (as such term is defined in Section 3 of ERISA) or any other employee benefit plan or arrangement.

3.15             Taxes.

                 All Tax Returns required to be filed by any of the Companies have been timely filed and all such Tax Returns are true, complete and correct in all material respects. All Taxes due or claimed to be due from any of the Companies that are due and payable have been paid, other than (i) those being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP or (ii) those with respect to which payment can be deferred without penalty or interest and for which an adequate reserve or accrual has been established or extensions duly filed. None of the Companies knows of (A) any actual or proposed material additional Tax assessments or (B) any probable basis for the imposition of any material additional Tax assessments for any fiscal period against any of the Companies. Reit is organized, and has operated at all times since the date of its formation, in a manner permitting it to be qualified, and will continue to operate (i) and be qualified as a REIT under Section 856 et seq. of the Code and (ii) in a manner that will cause it to be taxed on its income pursuant to
Section 857 of the Code.

3.16             Environmental Matters.

                 Except as could not reasonably be expected to have a Material Adverse Effect:

                                  (a)              each of the Companies, and
any Person for whom any of the Companies is or may be responsible by law or contract (which such Person is included in the definition of "Companies" for purposes of this Section 3.16), is in full compliance with all Environmental Laws, which compliance includes, but is not limited to, (1) compliance with all standards, schedules and timetables therein, (2) the possession of all permits, licenses, approvals and other authorizations required under the Environmental Laws or with respect to the operation of the business, property and assets of any of the Companies or any such Person, and compliance with the terms and conditions thereof and (3) any Federal, state, local or foreign approvals required pursuant to any Environmental Laws that pertain or relate to the transactions contemplated by this Agreement;

                                  (b)              none of the Companies has
received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that any of the Companies is not in full compliance with any Environmental Law; none of the Companies has any liability under any Environmental Law, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may be expected to prevent or interfere with full compliance with applicable Environmental Laws in the future;

                                  (c)              there is no Environmental
Claim pending or threatened against any of the Companies;

                                  (d)              there are no past or present
actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could be expected to form the basis of any Environmental Claim against any of the Companies;

                                  (e)              no real property or facility
owned, used, operated, leased, managed or controlled by any of the Companies, or any predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or on any other state or local list established pursuant to any Environmental Law;

                                  (f)              there have been no releases
(including, without limitation, any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of Materials of Environmental Concern by any of the Companies, or any predecessor in interest, at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any of the Companies, and none of the Companies has incurred or expects to incur liability for contamination at, on, under, from or into any on-site or off-site locations where any of the Companies have stored, disposed or arranged for the disposal of Materials of Environmental Concern;

                                  (g)              no underground storage tank
or other underground storage receptacle, or related piping, is located on a facility or property currently owned, operated, leased, managed or controlled by any of the Companies; and

                                  (h)              there is no asbestos
contained in or forming part of any building, building component, structure or office space, and no polychlorinated biphenyls ("PCBs") or PCB-containing items are used or stored at any property, owned, operated, leased, managed or controlled, whether currently or in the past (for which such matters the Companies could be liable), by any of the Companies.

3.17             ERISA.

                 Based upon the Purchasers' representation in Section 4.5, the execution and delivery of this Agreement, the other Documents and the sale of the Securities to be purchased by the Purchasers will not involve any non-exempt "prohibited transaction." No condition exists or event or transaction has occurred in connection with any "employee benefit plan" maintained or contributed to by any of the Companies or any of their ERISA Affiliates (any such plan being herein referred to as a "Company Plan") that has resulted or is reasonably likely to result in any of the Companies or any such ERISA Affiliate incurring any liability, fine or penalty except as could not reasonably be expected to have a Material Adverse Effect. No Company Plan is subject to Title IV of ERISA, and none of the Companies has any liability under Title IV of ERISA, whether actual or contingent. No amounts payable pursuant to any compensation or benefits plan, program, arrangement or agreement will, in connection with the transactions contemplated under this Agreement or the other Documents, fail to be deductible for Federal income tax purposes by virtue of Section 280G of the Code. The terms "employee benefit plan" and "party in interest" shall have the meanings assigned to such terms in section 3 of ERISA, the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Code, the term "prohibited transaction" shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975 of the Code, and the term "ERISA Affiliate" shall have the meaning assigned to such term in Section 407 of ERISA.

3.18             Intellectual Property.

         Each of the Companies owns or possesses adequate licenses or other rights to use all trademarks, service marks, trade names, copyrights and know-how necessary to conduct the business now conducted by it, and neither any of the Companies nor any of their Subsidiaries has received any notice of infringement of or conflict with (or knows or has known of such infringement of or conflict with) asserted rights of others with respect to the use of intellectual property, including without limitation, trademarks, service marks, trade names, copyrights, or know-how that, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect. To the best knowledge of the Issuer, all intellectual property material to the business now conducted by the Issuer and its Subsidiaries or proposed to be conducted is valid and enforceable, and each of the Issuer and its Subsidiaries has performed all acts and has paid all required fees and taxes to maintain all registrations and applications of such intellectual property in full force and effect. The Companies and their Subsidiaries do not, in the conduct of their business as now conducted and shall not in the conduct of their business as proposed to be conducted, infringe or conflict with any right of any third party where such infringement or conflict could reasonably be expected to result in any Material Adverse Effect. To the best knowledge of the Issuer, the Issuer and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the other Documents or the performance of any obligations hereunder or thereunder, in breach of any license or other agreement relating to any intellectual property.

3.19             Compliance with Laws.

         Each of the Companies and each of their Subsidiaries has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all laws or regulations relating to its business (collectively, the "Laws"), the absence of which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Each of the Companies and each of its Subsidiaries is in compliance with the Laws in all material respects, and there is no pending or, to the knowledge of any of the Companies or any of their Subsidiaries, threatened, action or proceeding against any of the Companies or any of their Subsidiaries under any of the Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

         B.      Representations and Warranties of Holdings.        Holdings
represents and warrants on the date hereof and as of the Closing, as follows:

3.20             Authorization; Capitalization.

                 Holdings has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under each of the Documents to which it is a party, and (ii) to consummate the transactions contemplated thereby. Each of the Documents to which Holdings is a party is a legally valid and binding obligation of Holdings, enforceable against it in accordance with its respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

                 Reit is the only Subsidiary of Holdings. The total authorized Equity Interests of Holdings consists of the limited liability company interests held by the members thereof as set forth in the Limited Liability Company Agreement on the date hereof, which interests shall be held by such members as set forth in such agreement upon the consummation of the transactions contemplated hereby. The Issuer owns 100% of the Preferred Interests of Holdings, and Holdings owns 100% of the outstanding Equity Interests or other securities evidencing equity ownership of Reit (other than the Management Reit Interests), in each case free and clear of any security interest, mortgage, pledge, transfer restriction, defect, claim, lien, limitation on voting rights, encumbrance, equity or adverse interest of any nature (each, a "Lien"), except in the case of the Equity Interests in Reit, the Lien in favor of the Holders. All of the outstanding Equity Interests of Holdings and Reit have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. Except for the Reit Shares, Holdings does not own any Equity Interest in, or any other securities of, any Person. Reit does not own any Equity Interest in, or any other securities, of any Person.

                 On the Closing Date, the LLC Interests will be duly authorized and validly issued, will be fully paid and nonassessable and will not have been issued in violation of, nor will they be subject to, any preemptive or similar rights. There are no outstanding (i) securities convertible into or exchangeable for any Equity Interests of Holdings, (ii) options, warrants or other rights to purchase or subscribe to Equity Interests of Holdings or securities convertible into or exchangeable for Equity Interests of Holdings,
(iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of Holdings, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of Holdings.

                 Holdings has not entered into an agreement to register its securities under the Securities Act or to issue, purchase or sell any of its securities.

                 There are no securities of Holdings registered under the Exchange Act or listed on a national securities exchange registered under
Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

3.21             No Violation or Conflict; No Default.

                                  (a)              Neither the execution,
delivery or performance of this Agreement or any of the other Documents by Holdings nor the compliance with its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Securities will:

                                        (1)    violate any provision of the
                                  Charter Documents of Holdings;

                                        (2)    violate any statute, law, rule
                                  or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which Holdings or any of its properties may be subject;

                                        (3)    permit or cause the acceleration
                                  of the maturity of any debt or obligation of Holdings; or

                                        (4)    violate, or be in conflict with,
                                  or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien upon any property of Holdings under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which Holdings is a party or by which Holdings (or its properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

                                  (b)              Holdings is not in default
(without giving effect to any grace or cure period or notice requirement) under its Charter Documents nor under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

3.22             Third Party Consents.

                 Neither the nature of Holdings nor of any of its businesses or properties, nor any relationship between Holdings and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Securities at the Closing nor the performance by Holdings of its obligations hereunder or under any other Document, or the consummation of the transactions contemplated hereby or by any other Document, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of Holdings as a condition to the execution and delivery of this Agreement or any of the other Documents or the offer, issuance, sale or delivery of the Securities at the Closing other than such consents, approvals, authorizations, notices, filings, registrations or qualifications which shall have been made or obtained on or prior to the Closing Date (and copies of which will be delivered to the Purchasers) and such filings under Federal and state securities laws which are permitted to be made after the Closing Date and which the Holdings agrees to file within the time period prescribed by applicable law.

         C.      Survival of Representations and Warranties.        All of the
representations and warranties of the Companies hereunder and under the other Documents shall survive the execution and delivery of the same, any investigation by any Purchaser and the issuance of the Securities.

SECTION 4.       REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

                 Each Purchaser (as to itself only) and each Account Manager (as to the managed accounts of Purchasers) represents and warrants to the Companies that:

4.1              Purchase for Own Account.

                 Such Purchaser or such Account Manager is purchasing the Securities to be purchased by it solely for its own account (or in the case of Account Managers, on behalf of managed accounts) and not as nominee or agent for any other person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

4.2              Accredited Investor.

                 Such Purchaser or such Account Manager is knowledgeable, sophisticated and experienced in business and financial matters; it has previously invested in securities similar to the Securities and it acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is able to bear the economic risk of its investment in the Securities and is presently able to afford the complete loss of such investment; it (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and it has been afforded access to information about each of the Companies and their financial condition and business sufficient to enable it to evaluate its investment in the Securities.

4.3              Authorization.

                 Each Purchaser has taken all actions necessary to authorize it (or, in the case of an Account Manager, such Account Manager is duly authorized by the managed account for which it is acting) (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Securities and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of each Purchaser enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.4              Securities Restricted.

                 No transfer or sale (including, without limitation, by pledge or hypothecation) of Securities by any Holder which is otherwise permitted hereunder, other than a transfer or sale to the Issuer, shall be effective unless such transfer or sale is made (A) pursuant to an effective registration statement under the Act and a valid qualification under applicable state securities or "blue sky" laws or (B) without such registration or qualification as a result of the availability of an exemption therefrom and, if reasonably requested by the Issuer, counsel for such Holder shall have furnished the Issuer with an opinion, reasonably satisfactory in form and substance to the Issuer, to the effect that no such registration is required because of the availability of an exemption from the registration requirements of the Securities Act; provided, however, that with respect to transfers by Holders to their Affiliates, no such opinion shall be required. A transfer made by a Holder which is a state-sponsored employee benefit plan to a successor trust or fiduciary pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith.

                 Notwithstanding anything to the contrary in this Section 4.4, Crescent/MACH I Partners, L.P. ("MACH I") and TCW/Crescent Mezzanine Trust ("Crescent Trust") shall each be permitted to pledge the Notes held by it to a trustee for the benefit of secured noteholders pursuant to documents relating to the financing of MACH I and Crescent Trust, respectively.

4.5              ERISA.

                 Such Purchaser represents that either:

                                  (a)              it is not acquiring the
Securities for or on behalf of (i) any employee pension benefit plan or employee welfare benefit plan (as defined in Section 3 of ERISA) or (ii) any "plan" (as defined in Section 4975 of the Code) (each of (i) and (ii) hereafter a "Plan"); or

                                  (b)              the assets used to acquire
the Securities are assets of an insurance company general account and the purchase of the Notes and Crescent Warrants would be exempt under the provisions of Prohibited Transaction Class Exemption 95-60; or

                                  (c)              it is a "venture capital
operating company" (as defined in 29 C.F.R. Section  2510.3-10); or

                                  (d)              if it is acquiring the
Securities on behalf of a Plan, either directly or through an investment fund (such as a bank collective investment fund or insurance company pooled separate account), then an exemption from the prohibited transaction rules applies such that the use of such funds does not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code.

SECTION 5.                COVENANTS.

                 So long as any of the Notes remain unpaid and outstanding, the Issuer and, as specified in this Section 5, Reit (only as to Reit and its Subsidiaries), each covenant to the Holders of outstanding Securities as follows:

5.1              Payment of Notes; Satisfaction of Obligations.

                 The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. To the extent lawful, the Issuer shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at a rate equal to 14% per annum, compounded quarterly.

5.2              Financial Statements and Reports.

                                  (a)              The Issuer and Reit shall
maintain, and each shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Issuer shall deliver to each Holder the financial statements and other reports described below:

                                        (1)    Monthly Financials.

                                        (i)    As soon as available and in any
                                  event within thirty (30) days after the end of each month ending after the Closing Date, the Issuer will deliver: (A) the consolidated balance sheets of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) as at the end of such month and the related consolidated statements of income and stockholders' equity and cash flows for such month and in each case for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsection 5.2(a)(4)(iv) of this Section 5.2, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of the Issuer that they present fairly the consolidated financial condition of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and
                                  (B) a schedule of the outstanding
                                  Indebtedness for borrowed money of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan;

                                        (ii)    As soon as available and in any
                                  event within thirty (30) days after the end of each month ending after the Closing Date, the Issuer will deliver: (A) the consolidated balance sheets of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) as at the end of such month and the related consolidated statements of income and stockholders' equity and cash flows for such month and in each case for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year (except that such corresponding figures for the corresponding periods of the previous fiscal year need not be provided with respect to the last twelve full calendar months preceding the Closing Date) and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsection 5.2(a)(4)(iv) of this Section 5.2, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of the Issuer that they present fairly the consolidated financial condition of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal quarterly and year-end adjustments, and (B) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan;

                                        (iii)    As soon as available and in
                                  any event within thirty (30) days after the end of each month ending after the Closing Date, the Issuer will deliver: (A) the consolidated balance sheets of Reit and its Subsidiaries as at the end of such month and the related consolidated statements of operations, shareholders' equity and cash flows for such month and in each case for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsection 5.2(a)(4)(iv) of this Section 5.2, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of the Issuer that they present fairly the consolidated financial condition of Reit and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (B) a schedule of the outstanding Indebtedness for borrowed money of Reit and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan;

                                        (2)    Quarterly Financials.

                          As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last quarter of any fiscal year), the Issuer shall deliver: (A) the consolidated balance sheet of Reit and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsection 5.2(a)(4)(iv) of this Section 5.2, all in reasonable detail and certified by the chief financial officer of the Issuer that they present fairly the consolidated financial condition of Reit and its Subsidiaries as at the dates indicated and the results of their operations, shareholders' equity and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (B) a narrative report describing the operations of Reit and its Subsidiaries in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, including a comparison to and discussion of any variances from the corresponding periods of the previous fiscal year and from the financial forecast for such fiscal period contained in the forecast delivered pursuant to subsections 5.2(a)(v), 5.2(a)(viii) and 5.2(b) below and (C) a schedule of the outstanding Indebtedness for borrowed money of Reit and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan; provided, however, that so long as Reit is subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, the obligations set forth in this subsection 5.2(a)(2) may be satisfied by delivery of Quarterly Reports on Form 10-Q filed by Reit with the SEC.

                          (3)    Year-End Financials.

                                        (i)    As soon as available and in any
                                  event within ninety (90) days after the end of each fiscal year, the Issuer shall deliver: (A) the consolidated balance sheet of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of
                                  Reit) as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 5.2(a)(4)(iv) of this
                                  Section 5.2 for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Issuer that they present fairly the consolidated financial condition of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of
                                  Reit) as at the dates indicated and the
                                  results of their operations and their cash flows for the periods indicated, (B) a narrative report describing the operations of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) in the form prepared for presentation to senior management for such fiscal year, (C) a schedule of the outstanding Indebtedness for borrowed money of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) of accrued and unpaid interest with respect to each such debt issue or loan and (D) in the case of such consolidated financial statements, a report thereon of the Independent Auditors, which report shall be unqualified, shall express no doubts about the ability of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of
                                  Reit) as of the dates indicated and the
                                  results of their operations, shareholders' equity and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such Independent Auditors in connection with such consolidated financial statements has been made in accordance with United States generally accepted auditing standards;

                                        (ii)    As soon as available and in any
                                  event within ninety (90) days after the end of each fiscal year, the Issuer shall deliver: (A) the consolidated balance sheet of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 5.2(a)(4)(iv) of this Section 5.2 for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Issuer that they present fairly the consolidated financial condition of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (B) a narrative report describing the operations of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) in the form prepared for presentation to senior management for such fiscal year, (C) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) of accrued and unpaid interest with respect to each such debt issue or loan and (D) in the case of such consolidated financial statements, a report thereon of the Independent Auditors, which report shall be unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Holdings and its Subsidiaries (other than Reit and its Subsidiaries) as of the dates indicated and the results of their operations, shareholders' equity and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such Independent Auditors in connection with such consolidated financial statements has been made in accordance with United States generally accepted auditing standards; and

                                        (iii)    As soon as available and in
                                  any event within ninety (90) days after the end of each fiscal year, the Issuer shall deliver: (A) the consolidated balance sheet of Reit and its Subsidiaries as at the end of such year and the related consolidated statements of operations, shareholders' equity and cash flows of Reit and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 5.2(a)(4)(iv) of this Section 5.2 for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Issuer that they present fairly the consolidated financial condition of Reit and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (B) a narrative report describing the operations of Reit and its Subsidiaries in the form prepared for presentation to senior management for such fiscal year, (C) a schedule of the outstanding Indebtedness for borrowed money of Reit and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) of accrued and unpaid interest with respect to each such debt issue or loan and
                                  (D) in the case of such consolidated
                                  financial statements, a report thereon of the Independent Auditors, which report shall be unqualified, shall express no doubts about the ability of Reit and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Reit and its Subsidiaries as of the dates indicated and the results of their operations, shareholders' equity and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such Independent Auditors in connection with such consolidated financial statements has been made in accordance with United States generally accepted auditing standards; provided, however, that so long as Reit is subject to the reporting obligations of
                                  Section 13 or 15(d) of the Exchange Act, the obligations set forth in this subsection 5.2(a)(3)(iii) may be satisfied by delivery of Annual Reports on Form 10-K filed by Reit with the SEC together with any annual report delivered to shareholders of Reit.

                                        (4)    Other Information.

                                        (i)    Promptly upon receipt thereof,
                                  copies of all reports submitted to the
                                  management of any of the Companies by
                                  independent public accountants, whether in connection with each annual, interim or special audit of the consolidated financial statements of such Company made by such accountants or otherwise, including the management letter submitted by such accountants to management in connection with their annual audit;

                                        (ii)    Copies of all material reports,
                                  letters and other correspondence from local, state or Federal regulatory or other agencies relating to business, licenses or operating contracts of the Issuer or any of its Subsidiaries;

                                        (iii)    Notice to each Holder of (i)
                                  any violation of or noncompliance with any Environmental Laws that could reasonably be expected to have a Material Adverse Effect,
                                  (ii) any communication (written or oral) or Environmental Claim, whether from a governmental authority, citizens group, employee or otherwise, alleging that any of the Companies is not in compliance with any Environmental law or asserting liability of any of the Companies for contamination from or as a result (directly or indirectly) of any Materials of Environmental Concern, which noncompliance or liability could reasonably be expected to have a Material Adverse Effect or (iii) any releases or threatened releases (including, without limitation, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of any Materials of Environmental Concern for which any of the Companies could be held liable, either in fact or by law, which releases could reasonably be expected to have a Material Adverse Effect;

                                        (iv)    A consolidated plan and
                                  financial forecast for the Issuer and its Subsidiaries to be delivered to the Holders on or prior to December 1 of the year preceding the year to which such consolidated plan and financial forecast relates, in the same form as such consolidated plan and financial forecast is delivered to the members of the board of directors of the Issuer; and

                                        (v)    Copies of such other information
                                  and data with respect to any of the Companies or any of their respective Subsidiaries as from time to time may be reasonably requested by any Holder.

                                  (b)              Each financial statement
delivered pursuant to Section 5.2(a)(1) (Monthly Financials), Section 5.2(a)(2) (Quarterly Financials) or Section 5.1(a)(3) (Year-End Financials) shall be in a form reasonably acceptable to each Purchaser and, in the case of financial statements delivered pursuant to Section 5.2(a)(2) or Section 5.1(a)(3), shall be accompanied by a brief narrative description of business and financial trends and developments material to the Persons included in such financial statements and significant transactions that have occurred in the appropriate period or periods covered thereby.

                                  (c)              The Issuer and Reit shall
cause each of the Independent Auditors who perform audits of the financial statements of each Company, to provide a letter to each of the Holders, reasonably satisfactory to each such Holder, stating that such Holder shall be entitled to rely upon each certification by such Independent Auditors of the consolidated financial statements of such Company. The Issuer and Reit shall also provide each of such Independent Auditors with instructions that they may communicate directly with each Holder.

5.3              Compliance Certificate.

                                  (a)              The Issuer shall deliver to
the Holders, within thirty (30) days after the end of each calendar month, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding month, fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Subsidiaries have kept, observed, performed and fulfilled their respective obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Issuer and its Subsidiaries each has kept, observed, performed and fulfilled each and every covenant contained in this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or premium or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall set forth all financial calculations for such month, fiscal quarter or fiscal year necessary to demonstrate compliance with the covenants contained in this
Section 5.

                                  (b)              So long as not contrary to
the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 5.2(a)(3) shall be accompanied by a written statement of the Independent Auditors that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuer or any of its Subsidiaries has violated any provisions of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such Independent Auditors shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                                  (c)              The Issuer shall deliver to
the Holders, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any default or event of default under any other loan agreement, mortgage, indenture or instrument referred to in Section 7.1(f), an Officers' Certificate specifying in reasonable detail such Default, Event of Default or default or event of default and the nature of any remedial or corrective action the Issuer or its Subsidiaries propose to take with respect thereto.

5.4              Limitation on Restricted Payments.

                                  (a)              The Issuer and Reit shall
not, and each shall cause each of its Subsidiaries to not:

                                        (i)    declare or pay any dividends,
                                  either in cash or property, on, or make any distribution to the holders (as such) in respect of, any class of Equity Interest in the Issuer or any of its Subsidiaries, other than (w) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or its Subsidiaries, (x) dividends or distributions payable to the Issuer or (y) cash dividends paid by Reit to its shareholders;

                                        (ii)    purchase, redeem or otherwise
                                  acquire or retire for value any Equity
                                  Interests of the Issuer or any of its
                                  Subsidiaries or any other Affiliate of the Issuer;

                                        (iii)    purchase, redeem, defease or
                                  otherwise acquire or retire for value any Indebtedness (other than the Notes) that is pari passu with or subordinated to the Notes; or

                                        (iv)    make any Investment (all such
                                  payments and other actions set forth in
                                  clauses (i) through (iv) hereof being
                                  collectively referred to as "Restricted
                                  Payments").

                                  (b)              Notwithstanding the
provisions of the foregoing clause (a) of this Section 5.4, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, the foregoing provisions of such clause (a) will not prohibit the following Restricted Payments:

                                        (i)    the defeasance, redemption or
                                  repurchase of pari passu or subordinated
                                  Indebtedness with the net proceeds from an incurrence of unsecured Permitted Refinancing Indebtedness;

                                        (ii)    the purchase or redemption by
                                  the Issuer or Reit of all or any portion of the Common Stock held by an executive officer of the Issuer or Reit following the termination of employment of such executive officer, which such purchase or redemption is approved by the board of directors of the Issuer or Reit in good faith; provided, that the aggregate purchase price for all such shares of Common Stock so repurchased or redeemed from such executive officers shall not exceed $250,000 in any fiscal year;

                                        (iii)    Investments by Reit that are
Permitted Reit Investments;

                                        (iv)    dividends paid or distributed
                                  by any Wholly Owned Subsidiary of the Issuer to its direct parent;

                                        (v)    distributions to the holders of
                                  the limited liability company interests in Holdings pursuant to, and in an amount not in excess of that permitted by, Section 5.6(b) of the Limited Liability Company Agreement (as in effect on the Closing Date); and

                                        (vi)    Investments by the Issuer in
any Wholly Owned Subsidiary of the Issuer.

5.5 Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Stock.

                                  (a)              The Issuer shall not, and
shall cause each of its Subsidiaries (including without limitation, upon the creation or acquisition of such Subsidiary) other than Reit to not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness or issue any Disqualified Stock.

                                  (b)              The foregoing limitations of
Section 5.5(a) will not apply to:

                                        (i)    the incurrence by the Issuer and
                                  each Guarantor of the Indebtedness
                                  represented by the Notes and the Subsidiary
                                  Guaranty, respectively; and

                                        (ii)    the incurrence by the Issuer of
                                  unsecured Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, any or all of the Notes.

5.6              Limitation on Transactions With Affiliates.

                                  (a)              The Issuer and Reit shall
not, and each shall cause each of its Subsidiaries to not, sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate of such Company or any of its Subsidiaries (an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to such Company or such Subsidiary than those that could have been obtained in a comparable transaction by such Company or such Subsidiary from an unrelated person and (ii) with respect to any Affiliate Transaction (or series of related Affiliate Transactions) involving or having a potential value of more than $100,000, in addition to compliance with clause (i), such Affiliate Transaction shall also be approved by a majority of the disinterested members of the board of directors of the Issuer after determining, in their reasonable good faith judgment, that (A) such transaction is in the best interest of such Company or such Subsidiary based on full disclosure of all relevant facts and circumstances and (B) such transaction is on fair and reasonable terms competitive with those that could be obtained from an unrelated third party (such approval and determination to be evidenced by a resolution of such disinterested directors of the board of directors of the Issuer), and (iii) with respect to any Affiliate Transaction (or series of related Affiliate Transactions) involving or having a potential value of more than $2,500,000, in addition to compliance with clauses (i) and (ii), the board of directors of the Issuer shall have obtained an opinion of a nationally recognized investment banking firm or appraiser to the effect that such transaction is fair, from a financial point of view, to such Company or such Subsidiary, as the case may be; provided, however, that the board of directors of the Issuer need not obtain such an opinion in connection with immaterial modifications of the Management Agreement.

                                  (b)              The Issuer and Reit shall
not, and each shall cause each of its Subsidiaries to not, pay any fees to MDC or any of its Affiliates in respect of advisory services, if the aggregate amount of such fees paid by the Issuer, Reit and all of their Subsidiaries would exceed the amount of fees required to be paid pursuant to the Advisory Services Agreement dated as of February 11, 1997, between the Issuer and MDC Management Company II, L.P., a California limited partnership, as in effect on the Closing Date. Furthermore, at any time during which an Event of Default has occurred and is continuing, the Issuer and Reit shall not, and each shall cause each of its Subsidiaries to not, pay any fees to MDC or any of its Affiliates in respect of advisory services.

5.7              Limitation on Liens.

                 The Issuer shall not, and shall cause each of its Subsidiaries (other than Reit and its Subsidiaries) to not, create or suffer to exist any Liens upon any assets of the Issuer or any such Subsidiaries or any shares of capital stock of such Subsidiaries, in each case now owned or hereafter acquired; provided, however, that this Section 5.7 shall not prohibit the creation or continuing existence of any Permitted Lien.

5.8       Limitation on Sale of Assets.

                 The Issuer shall not, and shall cause each of its Subsidiaries (other than Reit and its Subsidiaries) to not, make any Asset Sale unless: (i) no Default or Event of Default exists and is continuing or is created by such disposition and (ii) in the case of any Asset Sale involving (A) assets for Net Proceeds in excess of $100,000 or with a fair market value in excess of $100,000 or (B) assets for Net Proceeds or with a fair market value (when aggregated with the Net Proceeds or fair market value of all other assets subject to any Asset Sales during the same fiscal year) in excess of $250,000:

                 (1) the Issuer or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of such assets (as determined in good faith by the board of directors of the Issuer or such Subsidiary and evidenced by a resolution set forth in an Officers' Certificate);

                 (2) at least 85% of the consideration therefor received by the Issuer or such Subsidiary, as the case may be, shall be in the form of cash; provided, however, that for the purposes of this clause
         (2), the following are deemed to be cash: (x) any liabilities (as shown on the Issuer's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or such Subsidiary that are assumed by the transferee in connection with the Asset Sale (other than liabilities that are incurred in connection with or in anticipation of such Asset Sale); and (y) securities received by the Issuer or such Subsidiary from such transferee that are immediately converted into cash at the face amount or fair market value thereof by the Issuer or such Subsidiary; and

                 (3) upon the consummation of an Asset Sale, the Issuer or such Subsidiary may apply the Net Proceeds (it being understood that the entire Net Proceeds and not just the portion in excess of the amounts set forth in subclauses (A) and (B) of clause (ii) above shall be subject to this subsection (3)) of such Asset Sale prior to the 180th day after the consummation of an Asset Sale to reinvest in Productive Assets to the extent not otherwise prohibited hereby. Any Net Proceeds from an Asset Sale that are not so reinvested shall constitute excess proceeds ("Excess Net Proceeds") and shall be held in Cash or Cash Equivalents.

                 When the aggregate amount of Excess Net Proceeds exceeds $250,000, the Issuer shall as promptly as possible apply the Excess Net Proceeds to the redemption of the maximum principal amount of Notes that may be redeemed in accordance with the provisions of Section 6. Upon completion of such redemption of Notes, the amount of Excess Net Proceeds shall be reset at zero.

                 Simultaneously with the mailing of the Notice of Redemption relating to such redemption of Notes, the Issuer shall provide the Holders with an Officers' Certificate setting forth the calculations used in determining the amount of Excess Net Proceeds to be applied to the redemption of Notes.

5.9     Limitation on Capital Expenditures.

                                  (a)     The Issuer shall not, and
shall cause each of its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) to not, make or incur Capital Expenditures in any fiscal year in an aggregate amount (for the Issuer and all such Subsidiaries) in excess of $250,000.

       (b) The Issuer shall cause Holdings to not make or incur any Capital Expenditures at any time.

       (c) Reit shall not, and shall cause each of its Subsidiaries to not, make or incur Capital Expenditures in any fiscal year in an aggregate amount (for Reit and all such Subsidiaries) in excess of $100,000.

5.10     Limitation on Dividend and Other Payment Restrictions
  Affecting Subsidiaries.

         The Issuer and Reit shall not, and each shall cause each of its Subsidiaries to not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Issuer to (a) pay dividends or make any other distributions on its Capital Stock, Equity Interest or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Issuer, (b) make loans or advances to the Issuer or
(c) transfer any of its properties or assets to the Issuer, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under or contemplated by this Agreement; (ii) any restrictions, with respect to a Subsidiary of the Issuer that is not a Subsidiary of the Issuer on the date hereof, in existence at the time such Person becomes a Subsidiary of the Issuer (so long as such restrictions are not created in anticipation of such Person becoming a Subsidiary of the Issuer);
(iii) with respect to clause (c) above only, any restrictions existing under Capital Lease Obligations (provided that, in each case, such prohibition shall only relate to the assets which are subject to such Capital Lease Obligations); or (iv) any restrictions existing under any agreement that refinances or replaces the agreements containing the restrictions in the foregoing clauses
(i), (ii) and (iii); provided, that the terms and conditions of any such restrictions are no more restrictive than those under or pursuant to the agreement evidencing the obligation refinanced.

5.11     Change of Control.

         (a) Change of Control. Upon the occurrence of a Change of Control, the Issuer shall give each Holder prompt, and in any event within ten (10) Business Days of the occurrence of the Change of Control (the "Change of Control Date"), notice describing in reasonable detail the nature of the Change of Control, offering to each Holder the right to require the Issuer to repurchase all or any part of such Holder's Notes (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, together with unpaid interest to the date of repurchase (the "Change of Control Offer Price").

         (b) Procedure. The notice of a Change of Control Offer shall state a date not less than thirty (30) days nor more than sixty (60) days after the date of mailing of such notice by the Issuer for repurchase of the Notes pursuant to the Change of Control Offer (the "Change of Control Payment Date"). The notice, which shall govern the terms of the Change of Control Offer, shall state:

                          (1) that the Change of Control Offer is being made pursuant to this Section 5.11;

                          (2) the Change of Control Offer Price and the Change of Control Payment Date;

                          (3) that, unless the Issuer defaults in the payment of the Change of Control Offer Price, all Notes accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date;

                          (4) that Holders electing to require the Issuer to repurchase any Notes will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed and otherwise in proper form for transfer, to the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                          (5) that the Holders will be entitled to withdraw their election to require the Issuer to repurchase any Notes on the terms and conditions set forth in such notice; and

                          (6) that the Holders electing to require the Issuer to repurchase any Notes in part will be issued a new Note in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that any portion of a Note repurchased by the Issuer and any new Note issued to the Holder in respect of the unpurchased portion thereof shall be in the principal amount of $1,000 or an integral multiple thereof.

         (c) Acceptance of Notes. On a Change of Control Payment Date, the Issuer shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Change of Control Offer and (ii) promptly thereafter mail or deliver to each Holder of Notes accepted for repurchase payment in the amount equal to the aggregate Change of Control Offer Price for such Notes, and the Issuer shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. As soon as practicable, the Issuer will notify the Holders of the results of the Change of Control Offer on the Change of Control Payment Date.

5.12     Minimum Consolidated Interest Expense Coverage Ratio.

         The Issuer shall not permit its Consolidated Interest Expense
Coverage Ratio for the four-fiscal quarter period ending on the last day of the fiscal quarter ending on or about the date set forth below to be less than the amount set forth below opposite the date shown (provided that for the fiscal quarters ending on or about June 30, 1997 and September 30, 1997, the Issuer's Consolidated Interest Expense Coverage Ratio shall be calculated for the two- and three-fiscal quarter periods (respectively) then ending, rather than for the four-fiscal quarter period then ending):

Date                                       Consolidated Interest Expense Coverage Ratio
----                                       --------------------------------------------
September 30, 1997                                          0.22
December 31, 1997                                           0.30

March 31, 1998                                     0.35
June 30, 1998                                               0.45
September 30, 1998                                          0.50
December 31, 1998                                  0.55
March 31, 1999                                     0.65
June 30, 1999                                               0.80
September 30, 1999                                          0.85
December 31, 1999                                  1.10
March 31, 2000                                     1.30
June 30, 2000                                               1.60
September 30, 2000                                          1.85
December 31, 2000 and thereafter                            2.10

5.13     Fiscal Years.

         At all times, the Issuer and Reit shall maintain, and each shall cause each of its Subsidiaries to maintain, its fiscal year ending on December 31st.

5.14     Limitation on Ranking of Future Indebtedness.

         The Issuer shall not, and shall cause each of its Subsidiaries
(other than Reit and its Subsidiaries) to not, directly or indirectly, incur, create, or suffer to exist any Indebtedness unless, by its terms or by the terms of the instrument creating or evidencing it, such Indebtedness (A) has a maturity and Weighted Average Life to Maturity longer than the Notes and (B) is subordinate or junior in right of payment to the Notes (or in the case of a Guarantor, to the Subsidiary Guaranty).

5.15     Stay, Extension and Usury Laws.

         Each of the Companies covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use its best efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement or the Notes; and each of the Companies (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.16     Corporate Existence; Merger; Successor Corporation.

         (a) The Issuer and Reit shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate or other existence of such Company and each of its Subsidiaries in accordance with the organizational documents and the corporate or other rights (charter and statutory), licenses and franchises of such Company and each of its Subsidiaries; provided, however, that such Company and its Subsidiaries shall not be required to preserve any such right, license or franchise, or corporate or other existence, if the board of directors of the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries and that the loss thereof is not adverse in any material respect to any Holder.

         (b) None of the Companies shall in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation.

5.17     Limitation on Reit's Business and Tax Status.

         (a) Reit and the Subsidiaries of Reit shall not engage in any business or activity other than the business of investing in and disposing of Permitted Reit Investments.

         (b) Prior to the consummation of a Qualified Public Equity Offering or a Qualified Private Equity Placement, Reit and its Subsidiaries shall not invest in or hold any B/C Mortgages, unless the aggregate fair market value of the Investments by Reit and its Subsidiaries in B/C Mortgages does not exceed 20% of the aggregate fair market value of all the assets of Reit and its Subsidiaries. For purposes of this Agreement, such fair market value shall be determined at any time for each type of asset by the parties (other than Reit) to Reit's Reverse Repurchase Agreements or, if such determination is not readily available, by such methods as shall be approved from time to time by Reit's Unaffiliated Directors (as defined in the Management Agreement).

         (c)     At all times, Reit shall operate and qualify as a REIT under
Section 856 et seq. of the Code, the income of which is taxed pursuant to
Section 857 of the Code. Upon demand of any Purchaser, Issuer shall provide the Holders with an opinion of a law firm, selected by Reit and reasonable acceptable to the Majority Holders, that Reit has operated and qualifies as a REIT under Section 856 et. seq. of the Code, the income of which is taxed pursuant to Section 857 of the Code; provided that such opinion shall be substantially similar in form and substance to the opinion of Gibson, Dunn & Crutcher LLP, regarding such operation and qualification, delivered to the Purchasers on the Closing Date.

5.18    Limitation on the Businesses of the Issuer and Holdings.

         (a) The Issuer shall not engage in any business or activity other than (i) the business of providing to Reit the services described in Section 2 of the Management Agreement and (ii) the business of providing substantially similar services to other Persons that engage solely in the business of investing in and disposing of Permitted Reit Investments and that qualify as a REIT under Section 856 et seq. of the Code, the income of which is taxed pursuant to Section 857 of the Code.

         (b) Holdings shall not conduct or operate any business, perform any obligations, hold any assets nor make any investments; provided, however, that Holdings may own Equity Interests in Reit; provided, further, however, that Holdings may (i) enter into, and perform its obligations under, each of the Documents to which it is a party, (ii) pay its Taxes and (iii) otherwise maintain its existence. At all times, Holdings shall own directly all the Reit Shares and shall not distribute, sell, convey, transfer or otherwise dispose of any of the Reit Shares.

5.19             Taxes.

                 The Issuer and Reit shall, and each shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes levied or imposed upon such Company or such Subsidiary, as the case may be, or upon the income, profits or property of such Company or such Subsidiary, as the case may be, and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which, if unpaid, would or may by law become a Lien, upon the property of such Company or such Subsidiary, as the case may be; provided, however, that none of such Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such Tax, the applicability or validity of which is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of such Company or such Subsidiary, as the case may be, and for which disputed amounts reserves have been established in accordance with GAAP, in an amount which the Issuer believes in good faith is adequate.

5.20             Investment Company Act.

                 The Issuer and Reit shall not, and each shall cause each of its Subsidiaries to not, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

5.21             Ownership of Subsidiaries.

                                  (a)              At all times, the Issuer
shall own 100% of the Preferred Interests of Holdings outstanding at any time free and clear of any Lien.

                                  (b)              The Issuer and Reit shall
not, and each shall cause each of its Subsidiaries to not, cause or permit any Affiliate of MDC (other than Holdings and the members of the management of Reit) to own any Equity Interests of Reit, except to the extent necessary to allow compliance with the ownership requirements of Section 856 of the Code.

                                  (c)              The Issuer shall not create
or cause or permit to exist any Subsidiary of the Issuer other than Holdings, Reit and Permitted Reit Subsidiaries.

5.22             Insurance.

                 The Issuer and Reit shall, and each shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

5.23             Employee Plans.

                 The Issuer and Reit shall not, and each shall cause each of its Subsidiaries to not, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA if as a result of such termination the Issuer and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $1,000,000 in the aggregate, or (ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal (within the meaning of Section 4201 of ERISA), the Issuer and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $1,000,000 in the aggregate.

                 As used in this Section 5.23, the terms "employee pension benefit plan" and "multiemployer plan" shall have the meanings assigned to such terms in Section 3 of ERISA.

5.24             ERISA Notices.

                 Promptly, but in any event within fifteen (15) days thereafter, the Issuer shall deliver to the Purchasers (or, if no Purchaser continues to be a Holder, such Person as the Majority Holders shall designate), if and when the Issuer or any of its Subsidiaries (i) gives or is required to give notice to the Pension Benefit Guaranty Corporation (the "PBGC") of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any employee pension benefit plan maintained by the Issuer or any of its Subsidiaries or, to the best knowledge of the officers or directors of the Issuer, any entity which is a member of the same controlled group as the Issuer, which "reportable event" might reasonably constitute grounds for a termination of such plan under Title IV of ERISA or the imposition of a tax under section 4971 of the Code, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any multiemployer plan to which the Issuer or any of its Subsidiaries or, to the best knowledge of the officers or directors of the Issuer, any entity which is a member of the same controlled group as the Issuer contributes or is obligated to contribute is in reorganization or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any employee pension benefit plan maintained by the Issuer or any of its Subsidiaries or, to the best knowledge of the officers or directors of the Issuer, any entity which is a member of the same controlled group as the Issuer, a copy of such notice, (iv) applies for a waiver of the minimum funding standard under section 412 of the Code, a copy of such application, (v) gives notice of intent to terminate any employee pension benefit plan maintained by the Issuer or any of its Subsidiaries or, to the best knowledge of the officers or directors of the Issuer, any entity which is a member of the same controlled group as the Issuer under Title IV of ERISA, a copy of such notice and other information filed with the PBGC, (vi) fails to make any payment or contribution to any employee pension benefit plan (or multiemployer plan or in respect of any benefit arrangement) or makes any amendment to any employee benefit plan or benefit arrangement which could reasonably result in the imposition of a lien or the posting of a bond or other security, a certificate of the Chief Executive Officer of the Issuer setting forth details as to such occurrence and action, if any, which the Issuer or any of its Subsidiaries is required or proposes to take, (vii) adopts, establishes, maintains or enters into any obligation to make contributions that are material with respect to the Issuer or any of its Subsidiaries to any new employee benefit plan or multiemployer plan, a certificate of the Chief Executive Officer of the Issuer setting forth details as to such obligation, (viii) modifies in any material respect any existing employee benefit plan maintained by the Issuer or any of its Subsidiaries or, to the best knowledge of the officers or directors of the Issuer, any entity which is a member of the same controlled group as the Issuer (other than any modification to medical, dental or other employee welfare benefit plans in the ordinary course of business) so as to increase its obligations thereunder, a certificate of the Chief Executive Officer of the Issuer setting forth details as to such modification or (ix) materially increases a contribution obligation to any multiemployer plan contributed to or required to be contributed to by the Issuer or any of its Subsidiaries or, to the best knowledge of the officers or directors of the Issuer, any entity which is a member of the same controlled group as the Issuer, a certificate of the Chief Executive Officer of the Issuer setting forth details as to such increase.

                 As used in this Section 5.24, the terms "employee pension benefit plan," "employee welfare benefit plan," "multiemployer plan" and "employee benefit plan" shall have the meanings assigned to such terms in
Section 3 of ERISA and the term "controlled group" shall have the meaning assigned to such term in section 414 of the Code.

5.25             Inconsistent Agreements.

                 The Issuer and Reit shall not, and each shall cause each of its Subsidiaries to not, (i) enter into any agreement or arrangement that is inconsistent with, or would impair the ability of the Issuer or any of its Subsidiaries to fulfill the obligations of the Issuer or any of its Subsidiaries under, this Agreement, or (ii) supplement, amend or otherwise modify the terms of their respective Charter Documents, if the effect thereof would be materially adverse to the Holders.

5.26             Compliance with Laws; Maintenance of Licenses.

                 The Issuer and Reit shall, and each shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.27             Inspection of Properties and Records.

                 The Issuer and Reit shall allow, and each shall cause each of its Subsidiaries to allow, each Purchaser and each Holder of at least $5,000,000 in aggregate principal amount of the Notes or, in the event there is no Holder of at least $5,000,000 in aggregate principal amount of the Notes, each Purchaser and the Holder who holds the greatest aggregate principal amount of the Notes (and so long as a Default or an Event of Default has occurred and is continuing, each Purchaser and Holder) (or, in each case, such Persons as any of them may designate) (individually and collectively, "Inspectors"), subject to appropriate agreements as to confidentiality, (i) to visit and inspect any of the properties of such Company or any of its Subsidiaries, (ii) to examine all their books of account, records, reports and other papers and to make copies and extracts therefrom, (iii) to discuss their respective affairs, finances and accounts with their respective officers and employees and (iv) to discuss the financial condition of such Company and its Subsidiaries with their independent accountants upon reasonable notice to such Company of its intention to do so and so long as such Company shall be given the reasonable opportunity to participate in such discussions (and by this provision such Company authorizes said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and as often as may be reasonably requested; provided that unless a Default or an Event of Default shall have occurred and be continuing such visits shall be limited to one per calendar quarter. If a Default or an Event of Default shall have occurred and be continuing, the Issuer shall pay or reimburse all Inspectors for expenses that such Inspectors may reasonably incur in connection with any such visitations or inspections.

5.28             Board of Director Observation Rights.

                 Each of the Purchasers shall have the right to have one representative present (whether in person or by telephone) at all meetings of the boards of directors (and committees thereof) of the Issuer and Reit; provided that such representative shall not be entitled to vote at such meetings. The Issuer and Reit shall send to each such representative all of the notices, information and other materials that are distributed to the members of the board of directors of the Issuer and Reit, respectively, and shall provide the Purchasers with a notice and agenda of each meeting of the board of directors (and committees thereof) of the Issuer or Reit, respectively, at the same time as delivered to the members of such board of directors; provided, however, that upon the request of any such representative, the Issuer or Reit, as the case may be, shall refrain from sending such notices, information and other materials for so long as such representative shall request. Such Purchasers shall provide notice to the Issuer and Reit of the identity and address of, or any change with respect to the identity or address of, such representative. The Issuer or Reit shall reimburse the Purchasers for the reasonable out-of-pocket expenses of one such representative incurred in connection with the attendance at such meetings.

5.29             Maintenance of Office or Agency.

                 The Issuer shall maintain (i) an office or agency in the Borough of Manhattan, The City of New York where the Notes may be presented for payment; (ii) an office or agency where the Notes may be presented for registration and transfer and for exchange as provided in this Agreement; and
(iii) an office or agency where notices and demands to or upon the Issuer in respect of the Notes may be served. The location of such office or agency initially shall be as set forth on Schedule 5.29. The Issuer shall give to each Holder written notice of any change of location thereof.

5.30             Information to Prospective Purchasers.

                 The Issuer shall, upon the request of any Purchaser or subsequent Holder, deliver to such Purchaser or such Holder and any prospective purchaser designated by such Purchaser or such Holder promptly following the request of such Purchaser or such Holder or such prospective purchaser such information which such Purchaser or such Holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A.

5.31             Private Placement Number.

                 The Companies consent to the filing of copies of this Agreement with Standard & Poor's Corporation to obtain a private placement number and with the National Association of Insurance Commissioners.

5.32             Impairment of Security Interests.

                 The Issuer and Reit shall not, and each shall cause each of its Subsidiaries to not, take any action that would have the result of impairing the security interests created pursuant to any of the Pledge Agreements, unless such action is permitted thereby.

5.33             Required Escrow Deposit.

                 On each Mandatory Redemption Date, if Excess Cash Flow for the 12-month period ended on the last day of the immediately preceding calendar year is positive, the Issuer shall deposit into the Escrow Account cash in an amount (the "Required Escrow Deposit") that is equal to the lesser of (a) such amount of Excess Cash Flow and (b) the amount (not less than zero) that is sufficient to cause the balance in the Escrow Account on such Mandatory Redemption Date to be $1,500,000.

5.34             Maintenance of Letter of Credit Facility.

                 For so long as any Notes are outstanding or any amounts are owing in respect of the Notes or this Agreement (including, without limitation, any amounts owing in respect of any indemnification obligations hereunder), the Issuer shall maintain the Letter of Credit Documents in full force and effect in accordance with the following provisions:

                                  (a)              Except as contemplated
pursuant to Section 5.34(c), the Letter of Credit Documents shall not be amended, restated, supplemented or modified in any form whatsoever.

                                  (b)              Upon the occurrence of a
Letter of Credit Triggering Event of Default, the Collateral Agent or the Majority Holders may draw all or less than all of the maximum amount that may be drawn on each Letter of Credit, in accordance with the terms and provisions thereof, without any notice to, or demand upon, the Issuer or any Guarantor; provided, however, that, if the Collateral Agent or the Majority Holders elect to draw less than the entire amount available to be drawn, then the amount so drawn on each Letter of Credit shall be equal to (i) the maximum amount that may be drawn on such Letter of Credit divided by (ii) the sum of the maximum amounts that may be drawn on all the Letters of Credit times (iii) the total amount elected at such time by the Collateral Agent or the Majority Holders to be drawn on all the Letters of Credit; provided, further, that the sum of (x) such total amount referred to in this clause (iii) plus (y) the aggregate amount previously drawn on the Letters of Credit, shall not exceed the Letter of Credit Limit (as defined below in Section 5.34(c)).

                                  (c)              The aggregate amount of the
Letters of Credit (the "Letter of Credit Limit") shall be $4,000,000; provided, however, that on any date after April 1, 1998, the Letter of Credit Documents may be amended to reduce the Letter of Credit Limit to (i) $3,000,000, if the Consolidated Interest Expense Coverage Ratio of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) shall have been at least 1.60 to 1 for the 12-month period ended on the last day of the immediately preceding calendar month or (ii) $2,000,000, if the Consolidated Interest Expense Coverage Ratio of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) shall have been at least 2.00 to 1 for the 12-month period ended on the last day of the immediately preceding calendar month; provided, further, however, that the Letter of Credit Documents shall be terminated on any date after April 1, 1998, if the Consolidated Interest Expense Coverage Ratio of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) shall have been at least 2.25 to 1 for the 12-month period ended on the last day of the immediately preceding calendar month. Notwithstanding the foregoing, the Letter of Credit Documents may not be amended, as contemplated in the foregoing provisions of this clause
(c), on any date, unless at all times during the period (x) beginning on the first day of the 12-month period ended on the last day of the immediately preceding calendar month and (y) ending on such date, no Default or Event of Default shall have occurred.

                                  (d)              Other than the interest,
fees and other charges expressly set forth in the Letter of Credit Documents, no interest or other charges shall be paid with respect thereto, and all amounts owing by the Issuer to any Guarantor or to any issuer of a Letter of Credit shall be subordinate to the obligations of the Issuer to the Holders hereunder and under the Notes.

5.35             Reit Leverage Ratio and Indebtedness of Reit.

                                  (a)              During each calendar month,
Reit shall cause the average of the fifteen Reit Leverage Ratios calculated on each of the last fifteen days of such calendar month, respectively, to be less than or equal to the Reit Leverage Ratio Limit. As used in this Section 5.35, "Reit Leverage Ratio Limit" means (i) 0.925 during all calendar months other than the calendar months described in clauses (ii) and (iii) of this definition, (ii) 0.935 during the sixty (60) days immediately preceding the anticipated closing date of a Qualified Public Equity Offering of Reit (such anticipated closing date being determined in advance in good faith by the board of directors of the Issuer) and (iii) 0.935 during the first sixty (60) days following such anticipated closing date, if any such anticipated Qualified Public Equity Offering of Reit is not consummated on or prior to such anticipated closing date.

                                  (b)              Reit and its Subsidiaries
shall not, directly or indirectly, incur any Indebtedness other than Permitted Reit Indebtedness.

5.36             Distributions by Holdings.

                 Holdings shall distribute to the Issuer, in respect of the Preferred Interests, all cash received by Holdings, within thirty (30) days of its receipt thereof; provided, however, that Holdings may make the distributions permitted pursuant to Section 5.4(b)(v).

5.37             Investment, Hedging and Leverage Policy.

                                  (a)              At least once during each
fiscal year, the board of directors of Reit shall adopt a statement of policy (an "Investment, Hedging and Leverage Policy") regarding investment of the assets of Reit, the duration of Reit's assets and liabilities, hedging activities to be conducted by Reit, the range of leverage ratios to be maintained by Reit and the types of indebtedness that may be incurred by Reit, which statement of policy shall be at least as detailed as the similar statement of policy adopted at or before the Closing and delivered to the Purchasers pursuant to Section 2.1(e); provided, however, that any material difference between any Investment, Hedging and Leverage Policy to be so adopted and the then most recently adopted Investment, Hedging and Leverage Policy must be approved by the Majority Holders.

                                  (b)              At least once during each
fiscal year, the Issuer shall engage a professional services firm, which is not an Affiliate of any of the Companies, to issue a report (a "Reit Compliance Report") addressed to each of the Issuer, Holdings, Reit and the Holders stating whether Reit has complied in all material respects during the period since the later of the Closing Date or the then most recently issued Reit Compliance Report, with the then most recently adopted Investment, Hedging and Leverage Policy.

                                  (c)              Reit shall not permit to
exist, on a general portfolio average basis, a repricing differential between Reit's assets and liabilities of greater than 180 days.

SECTION 6.                REDEMPTION.

6.1              Optional and Mandatory Redemption.

                                  (a)              The Issuer may redeem the
Notes, or a portion thereof, in accordance with the terms and conditions provided herein and in Section 4 of the Notes.

                                  (b)              On each Mandatory Redemption
Date, the Issuer shall redeem the Applicable Amount of Notes, in accordance with the terms and conditions provided herein and in Section 4 of the Notes. The redemption price for Notes that the Issuer is required to redeem pursuant to this Section 6.1(b) shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to such Mandatory Redemption Date.

                                  (c)              Within two Business Days
after each date on which the Issuer or any of its Subsidiaries (other than Reit) consummates a Public Equity Offering, the Issuer shall redeem the maximum principal amount of the Notes that may be redeemed out of an amount equal to the aggregate net proceeds of such Public Equity Offering, in accordance with the terms and conditions provided herein and in Section 4 of the Notes.

                                  (d)              The Issuer shall redeem
Notes at the time and in the aggregate principal amount required pursuant to the provisions of Section 5.8. The redemption price for Notes that the Issuer is required to redeem pursuant to this Section 6.1(d) shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

6.2              Selection of Notes to Be Redeemed.

                 If fewer than all of the Notes are to be redeemed, the Issuer shall redeem the Notes pro rata, in such manner as complies with applicable legal requirements, if any. Notes in denominations of $1,000 may be redeemed only in whole. The Issuer may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

6.3              Notice of Redemption.

                 At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Issuer shall mail a notice of redemption ("Notice of Redemption") by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address; provided, however, that in the case of a redemption of Notes required pursuant to Section 6.1(b), the Issuer shall not be required to mail the relevant Notice of Redemption prior to ten
(10) days before the relevant Redemption Date; provided, further, however, that in the case of a redemption of Notes required pursuant to Section 6.1(c), the Issuer shall not be required to mail the relevant Notice of Redemption prior to two (2) days before the relevant Redemption Date. Each Notice of Redemption shall identify the Notes to be redeemed and shall state:

                                  (a)              the Redemption Date;

                                  (b)              the Redemption Price;

                                  (c)              the name and address of the
Issuer;

                                  (d)              that Notes called for
redemption must be surrendered to the Issuer to collect the Redemption Price;

                                  (e)              that, unless the Issuer
defaults in making the Redemption Price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Issuer of the Notes redeemed;

                                  (f)              if any Note is being
redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                                  (g)              if fewer than all the Notes
are to be redeemed, the identification of the particular Notes (or portion(s) thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Note(s) to be outstanding after such partial redemption; and

                                  (h)              the paragraph of the Notes
pursuant to which the Notes are to be redeemed.

6.4              Effect of Notice of Redemption.

                 Once Notice of Redemption is mailed in accordance with Section
6.3 above, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Issuer, such Notes called for redemption shall be paid at the Redemption Price.

6.5              Payment of Redemption Price.

                 On presentation and surrender of any Notes with respect to which a notice of redemption has been given, at a place of payment specified in such notice, such Notes or specified portions thereof shall be paid and redeemed by the Issuer at the applicable Redemption Price.

                 If, on or prior to the Redemption Date, the Issuer deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, unless the Issuer defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, regardless of whether such Notes are presented for payment.

SECTION 7.                DEFAULTS AND REMEDIES.

7.1              Events of Default.

                 An "Event of Default" occurs if:

                                  (a)              the Issuer defaults in the
payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                                  (b)              the Issuer defaults in the
payment of interest on any Note or any other amount payable hereunder when the same becomes due and payable and the Default continues for a period of five (5) days;

                                  (c)              the Issuer, Holdings or any
other Guarantor fails to comply with any of the agreements, covenants, or provisions of this Agreement, the Notes or any Subsidiary Guaranty and the Default continues for the period and after the notice specified below;

                                  (d)              if any of the
representations or warranties of the Issuer or Holdings made in this Agreement (including those representations and warranties incorporated by reference herein) are untrue in any respect, the result of which could reasonably be expected to have a Material Adverse Effect;

                                  (e)              if the Issuer transfers or
disposes of any Equity Interests of Holdings or if Holdings transfers or disposes of any Equity Interests in Reit;

                                  (f)              if (i) the Issuer or any of
its Subsidiaries defaults in the payment of principal or interest payments under any loan agreement, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any other Indebtedness of the Issuer or any of its Subsidiaries for borrowed money (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries), whether such indebtedness or guarantee now exists or shall be created hereafter, and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness for which there is a default in the payment of interest, premium, if any, or principal, aggregates $1,000,000 or more, or (ii) an event of default occurs under any loan agreement, note, mortgage, indenture or instrument which shall represent a default in payment upon final maturity or otherwise result in the acceleration of such indebtedness prior to its expressed maturity and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness with respect to which there has been a default in payment upon final maturity or the maturity of which has been so accelerated and has not been paid, aggregates $1,000,000 or more;

                                  (g)              a final judgment or final
judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Issuer or any Subsidiary of the Issuer and such remains undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days, provided that the aggregate of all such judgments exceeds $1,000,000;

                                  (h)              the filing by the Issuer or
any of its Subsidiaries (any such person, a "Debtor") of a petition commencing a voluntary case under section 301 of title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                                  (i)              the filing against a Debtor
of a petition commencing an involuntary case under section 303 of title 11 of the United States Code, with respect to which case (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (b) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (c) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof;

                                  (j)              the entry by a court of
competent jurisdiction of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (b) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect;

                                  (k)              any member of the controlled
group of which the Issuer is a member shall, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA and as a result of such termination the Issuer and its Subsidiaries, collectively, would incur any liability or (ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal (within the meaning of Section 4201 of ERISA) the Issuer and its Subsidiaries, collectively, would incur any liability;

                                  (l)              except, with respect to the
Letter of Credit Documents, as expressly permitted in Section 5.34, any Subsidiary Guaranty, the Holdings Pledge, the Issuer Pledge, the Limited Liability Company Agreement or any of the Letter of Credit Documents shall be amended, modified or supplemented or shall for any reason cease to be, or be asserted in writing by any responsible officer of the Issuer or any of its Subsidiaries (or, in the case of any of the Letter of Credit Documents, any party thereto) not to be, in full force and effect or enforceable in accordance with its terms or shall cease to give, directly or indirectly, the Collateral Agent or the Holders the benefits, liens, rights, powers and privileges purported to be created thereby, including, without limitation, a perfected security interest in the Pledged Stock (as defined in the Holdings Pledge) and a perfected security interest in the Pledged Collateral (as defined in the Issuer Pledge) in accordance with the terms thereof;

                                  (m)              any issuer of a Letter of
Credit shall fail to pay any of its obligations under any of the Letter of Credit Documents;

                                  (n)              the Management Agreement
shall be amended, modified or supplemented in any material respect or shall be terminated or shall expire or not be renewed or shall for any reason cease to be, or be asserted in writing by any responsible officer of the Issuer or any of its Subsidiaries not to be, in full force and effect or enforceable in accordance with its terms, without the written consent of the Majority Holders;

                                  (o)              the terms of the Preferred
Interests shall be amended, modified or supplemented, without the written consent of the Majority Holders;

                                  (p)              there shall occur a default
by Reit with respect to any of its payment obligations under the Management Agreement;

                                  (q)              Reit shall at any time fail
to operate, or otherwise fail to be qualified, as a REIT under Section 856 et seq. of the Code or the Issuer shall be unable, at any time, to provide the Holders with the opinion of a nationally recognized law firm required pursuant to the provisions of Section 5.17(c); and

                                  (r)              Reit shall fail to pay cash
dividends on the Reit Common Stock during any two consecutive fiscal quarters beginning on or after October 1, 1997.

                 The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 A Default under clause (c) of this Section 7.1 shall be an Event of Default without any notice or passage of time, except that such a Default that results from a breach of Section 5.1, 5.2, 5.3, 5.15, 5.20, 5.22, 5.24, 5.25, 5.26, 5.27, 5.28, 5.29, 5.30 or 5.31 shall not be an Event of
Default until the Majority Holders notify the Issuer of the Default and the Issuer does not cure the Default within 30 days after receipt of the notice. A Default under clause (f) of this Section 7.1 (other than a Default resulting from the acceleration of any indebtedness described therein, which Default shall be an Event of Default without the notice specified in this paragraph) shall not be an Event of Default until the Majority Holders notify the Issuer of the Default. Each notice referred to in this paragraph must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

7.2              Acceleration of Notes; Remedies.

                 Subject to the following paragraph, if an Event of Default (other than an Event of Default specified in clause (h), (i) or (j) of Section 7.1) occurs and is continuing, the Majority Holders, by notice to the Issuer, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable, and immediately upon such declaration, the principal, premium, if any, and interest shall be due and payable. If an Event of Default specified in clause (h), (i) or (j) of Section 7.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

                 The Majority Holders, by notice to the Issuer, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

7.3              Premium on Acceleration.

                 In the event of an acceleration of the Notes upon an Event of Default occurring by reason of any willful action (or deliberate inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer had elected to redeem the Notes and such acceleration is not rescinded or annulled, the Holders shall be entitled to receive, in addition to any other payments to which they may be entitled, a premium equal to the percentages of principal set forth below if the declaration date of the acceleration occurs during the twelve month period commencing on February 11 of the year set forth below:

                          Year                              % of Principal Amount
                          ----                              ---------------------
                          1997                                      112%
                          1998                                      109%
                          1999                                      106%
                          2000                                      103%
                          2001                                      100%

7.4              Other Remedies.

                 If an Event of Default occurs and is continuing, Holders of the Notes may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes, this Agreement or any other Documents.

                 A delay or omission by any Holder of any Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

7.5              Waiver of Past Defaults.

                 The Majority Holders, by notice to the Issuer, may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Notes.

7.6              Rights of Holders to Receive Payment.

                 Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

7.7              Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 8.                AMENDMENTS AND WAIVERS.

8.1              With Consent of Holders.

                 The Issuer and, to the extent the obligations of Holdings or Reit are affected thereby, Holdings and Reit, when authorized by, as applicable, a resolution of the board of directors of the Issuer and Reit and the managing member of Holdings, with the written consent of the Majority Holders, may amend this Agreement or the Notes, provided that each Holder shall have received prior notice of such proposed amendment. The Majority Holders may waive compliance by the Issuer or Holdings with any provision of this Agreement or the Notes, provided that each Holder shall have received prior notice of such proposed amendment. Without the consent of each Holder affected, however, no amendment or waiver may (with respect to any Notes held by a nonconsenting Holder of Notes):

                                  (a)              reduce the principal amount
of Notes whose Holders must consent to an amendment or waiver of any provision of this Agreement or the Notes;

                                  (b)              reduce the principal of or
change the fixed maturity of any Note or alter the provisions with respect to the redemption of Notes, reduce the purchase price payable in connection with repurchases of the Notes pursuant to Section 5.11 or reduce the premium payable pursuant to Section 7.3;

                                  (c)              reduce the rate of or change
the time for payment of interest on any Note;

                                  (d)              waive a Default or Event of
Default in the payment of principal of or premium, if any, or interest on the Notes or that resulted from a failure to comply with Section 5.11 (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

                                  (e)              make the principal of,
premium, if any, or the interest on, any Note payable in any manner other than that stated in this Agreement and the Notes;

                                  (f)              make any change in the
provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium (if any) or interest on the Notes;

                                  (g)              waive a redemption payment
with respect to any Note; or

                                  (h)              make any change in the
foregoing amendment and waiver provisions.

                 It shall not be necessary for the consent of the Holders under this Section 8 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment or waiver under this Section 8 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

                 In connection with any amendment under this Section 8, the Issuer may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or waiver, consideration for such Holder's consent.

8.2              Revocation and Effect of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Issuer received before the date on which the Majority Holders have consented (and not theretofore revoked such consent) to the amendment or waiver.

                 The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver, which record date shall be at least thirty (30) days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, regardless of whether such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

                 After an amendment or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through
(h) of Section 8.1, in which case, the amendment or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium (if any) and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                 In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or amendment, Notes owned by the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding.

8.3              Notation on or Exchange of Notes.

                 If an amendment or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Issuer so that it may place an appropriate notation on the Note about the changed terms and return it to the Holder.

8.4              Payment of Expenses.

                 The Issuer and Holdings, jointly and severally, agree to pay or reimburse each Purchaser's out-of-pocket expenses (including the reasonable fees and expenses of counsel) relating to any amendment or modification of, or any waiver or consent under, this Agreement, the Securities and any other Documents.

SECTION SECTION 9.                DEFINITIONS.

9.1              Definitions.

                 As used in this Agreement, the following terms shall have the following meanings:

                 "Account Manager" means each Purchaser, if any, duly authorized to act as attorney in-fact on behalf of any Person in purchasing, in the name of and using funds provided by such Person, Securities hereunder.

                 "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Issuer or assumed in connection with the acquisition by the Issuer or any of its Subsidiaries of assets from such Person, which Indebtedness was not incurred in connection with or in anticipation of such acquisition.

                 "Affiliate" means, with respect to any referenced Person, a Person (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) that directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 10% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. For purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Trust Company of the West and its Affiliates and any other Purchaser and its Affiliates shall not be considered Affiliates of the Issuer or any of its Subsidiaries. For all purposes of this Agreement, MDC shall be deemed an Affiliate of the Issuer, Holdings and Reit.

                 "Affiliate Transaction" has the meaning given to such term in
Section 5.6.

                 "Agreement" means this Securities Purchase Agreement dated as of February 11, 1997, by and among the Issuer, Holdings, Reit and the Purchasers.

                 "Applicable Amount of Notes" means, with respect to each Mandatory Redemption Date, Notes having an aggregate principal amount equal to the greatest multiple of $1,000 that is less than or equal to the amount of Mandatory Redemption Funds on such Mandatory Redemption Date.

                 "Applicable Percentage" means 75%, unless a greater percentage is selected by the Issuer.

                 "Asset Sale" means (i) the sale, lease, conveyance or other disposition of assets (including by way of a sale-and-leaseback) of the Issuer or any of its Subsidiaries (other than Reit and its Subsidiaries), other than sales of inventory in the ordinary course of business consistent with past practice or (ii) the issuance or sale of Equity Interests of any of the Subsidiaries of the Issuer (other than Reit and its Subsidiaries) to any Person other than the Issuer, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions.

                 "Bankruptcy Law" has the meaning given to such term in Section 7.1.

                 "B/C Mortgages" means adjustable rate residential mortgage loans that are classified, by virtue of a credit underwriting analysis, as below prime (ie. below "A" or "A-") and are not eligible for sale as conforming loans to Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or Government National Mortgage Association, pursuant to their respective prime mortgage purchase programs.

                 "Business Day" means any day which is not a Legal Holiday.

                 "Capital Expenditures" means, without duplication, for any Person for any period, the aggregate of all expenditures including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases that are required to be capitalized on the balance sheet) made by such Person that, in conformity with GAAP, are required to be included in the property, plant, equipment, or similar fixed asset account; provided, however, there shall be excluded from the calculation of Capital Expenditures permitted under Section 5.9 hereof that portion of all such expenditures the Issuer is permitted to reinvest or use for replacement or restoration of assets through the use of insurance proceeds, awards of compensation arising from condemnation or eminent domain proceedings or from Net Proceeds of Asset Sales.

                 "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

                 "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

                 "Capitalized Lease Obligation" means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Cash" means U.S. Legal Tender or U.S. Government Obligations having a maturity of one year or less from the date of issuance thereof.

                 "Cash Balance" of any Person at any date means the amount (but not less than zero) of the balance of Cash and Cash Equivalents as reflected on the unconsolidated balance sheet of such Person at such date.

                 "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing within one year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Issuer's deposits at such institution; (v) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any commercial bank meeting the qualifications specified in clause (iii) above; (vi) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state of the United States of America or the District of Columbia, or by any political subdivision or taxing authority of any such state or the District of Columbia, the securities of which state, the District of Columbia, political subdivision or taxing authority (as the case may be) are rated at least AAA by Standard and Poor's Corporation or Aaa by Moody's Investors Services, Inc.; and

(vii) shares of money market mutual or similar funds having assets in excess of $100,000,000 and that invest exclusively in assets satisfying the requirements of clauses (i) through (vi) above.

                 "Change of Control" means (i) any sale, transfer, or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Issuer or Holdings, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, regardless of whether applicable), whether in a single transaction or a series of related transactions, (ii) the liquidation or dissolution of the Issuer or Holdings,
(iii) any transaction, event or circumstance pursuant to which any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, regardless of whether applicable) (other than MDC) is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, regardless of whether applicable, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Securities of the Issuer or of Holdings, (iv) any transaction, event or circumstance pursuant to which any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, regardless of whether applicable) (other than MDC) is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, regardless of whether applicable, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a percentage of the total voting power of the then outstanding Voting Securities of Reit or the Issuer that is greater than the percentage of the total voting power of the then outstanding Voting Securities of Reit or the Issuer, as the case may be, then owned by Holdings or MDC, as the case may be, or (v) any transaction that results in MDC owning less than 30% of the total voting power of the then outstanding Voting Securities of the Issuer or of Holdings.

                 "Change of Control Date" has the meaning given to such term in
Section 5.11.

                 "Change of Control Offer" has the meaning given to such term in Section 5.11.

                 "Change of Control Offer Price" has the meaning given to such term in Section 5.11.

                 "Change of Control Payment Date" has the meaning given to such term in Section 5.11.

                 "Charter Documents" means the articles of organization, articles of incorporation, certificate of incorporation, bylaws, declaration of trust, trust agreement, certificate of formation, limited liability company agreement, certificate of limited partnership, limited partnership agreement and any other organizational document, each as amended or restated (or both) to date, of any of the Companies, or any of their respective Subsidiaries, as applicable.

                 "Closing" has the meaning given to such term in Section
1.2(b).

                 "Closing Date" has the meaning given to such term in Section 1.2(b).

                 "Closing Date Balance Sheet" has the meaning given to such term in Section 2.1(g).

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.

                 "Collateral Agency Agreement" means the Collateral Agency Agreement dated as of February 11, 1997 by and among the Issuer, Holdings, the Purchasers, as beneficiaries, and Bankers Trust Company, a New York banking corporation, as collateral agent.

                 "Collateral Agent" means the collateral agent under the Collateral Agency Agreement.

                 "Commercial Mortgage Assets" means Commercial Mortgage Loans and Commercial Mortgage Securities.

                 "Commercial Mortgage Loans" means Mortgage Loans secured primarily by commercial real property.

                 "Commercial Mortgage Securities" means mortgage securities representing an interest in, or secured primarily by, Commercial Mortgage Loans.

                 "Common Stock" means the Common Stock, $.0001 par value, of the Issuer.

                 "Companies" means, collectively, the Issuer, Holdings, and Reit.

                 "Consolidated" or "consolidated," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

                 "Consolidated Capital Expenditures" means, for the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit), for any period, without duplication, the aggregate of all expenditures including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases that are required to be capitalized on the consolidated balance sheet) made by the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) that, in conformity with GAAP, are required to be included in the property, plant, equipment, or similar fixed asset account.

                 "Consolidated EBITDA" means, with respect to the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) for any period, the following, each calculated for such period, without duplication: (a) Consolidated Net Income of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit); plus (b) any provision for (or less any benefit from) income or franchise taxes to the extent included in the determination of Consolidated Net Income; plus (c) Consolidated Interest Expense of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) (whether paid or accrued and including without limitation amortization of original issue discount) to the extent deducted in the determination of Consolidated Net Income; plus (d) amortization and depreciation to the extent deducted in the determination of Consolidated Net Income of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit); minus (e) gains from Asset Sales or other non-cash items included in the determination of Consolidated Net Income of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit); minus (f) after tax





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
extraordinary gains of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) (in each case as defined under GAAP).

                 "Consolidated Interest Expense" means, with respect to the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit), for any period, without duplication, (i) the aggregate of all interest paid or accrued by the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) in respect of consolidated Indebtedness of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit), including all interest, fees and costs payable with respect to the obligations related to such Indebtedness (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP and, without duplication, other than the amortization of any original issue discount attributable to the issuance of Notes under this Agreement) and the interest component of Capitalized Lease Obligations, all as determined in accordance with GAAP, and (ii) an amount equal to the product of (A) the amount of all dividend payments on any Disqualified Stock of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) (including dividends for such period which are accrued and unpaid) times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit), expressed as a decimal.

                 "Consolidated Interest Expense Coverage Ratio" means, with respect to the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit), the ratio of:

                                        (i)    the aggregate amount of
                                  Consolidated EBITDA of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the event (the "Event") giving rise to the need to calculate the Consolidated Interest Expense Coverage Ratio (the "Event Date") minus Consolidated Capital Expenditures and Consolidated Other Capitalized Costs for the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) for such Period, to

                                        (ii)    the sum of the aggregate
                                  Consolidated Interest Expense of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) during such period (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to Consolidated Interest Expense of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of
                                  Reit) subsequent to the Event Date);

provided, however, that for the periods ending June 30, 1997 and September 30, 1997, Consolidated EBITDA and Consolidated Interest Expense of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) shall be calculated for the two- and three-quarter periods (respectively) then ending, rather than for the four-quarter periods then ending; provided, further, that if any such calculation includes any period prior to the Closing Date, such calculation for such period shall be made on a pro forma basis giving effect to the issuance of the Notes, the proceeds therefrom and the consummation of the transactions contemplated hereby, as if the same had occurred at the beginning of such period.





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
                 In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Interest Expense" for the one, two, three or four full fiscal quarters, as applicable, for which financial information in respect thereof is available immediately prior to the Event Date shall be calculated (without duplication) after giving effect on a pro forma basis for the period of such calculation (as if each of the following, if applicable, occurred at the beginning of the first of such one, two, three or four fiscal quarters, as applicable) to:

                                        (i)    the incurrence of any
                                  Indebtedness (including, without limitation, if applicable, Acquired Indebtedness and other Indebtedness incurred, or Disqualified Stock issued, with respect to the Event) during the period commencing at the beginning of such one, two, three or four fiscal quarters, as applicable, and ending on the Event Date (the "Reference Period"),

                                        (ii)    the permanent repayment of any
                                  Indebtedness of such Person or Subsidiary
                                  (other than Holdings, Reit and the
                                  Subsidiaries of Reit) of such Person during the Reference Period with the proceeds of any Indebtedness referred to in the immediately preceding clause (i) or with the proceeds from the Asset Sale referred to in clause
                                  (iv) below (so long as the Asset Sale is also given pro forma effect),

                                        (iii)    the acquisition by such Person
                                  or any Subsidiary (other than Holdings, Reit and the Subsidiaries of Reit) of such Person during the Reference Period of (a) the Equity Interests of any other Person which, as a result of such acquisition, becomes a Subsidiary of such Person (provided that such pro forma calculation shall include the aggregate amount of Consolidated EBITDA of such acquired Subsidiary for the one, two, three or four (as the case may be) full fiscal quarters of such acquired Subsidiary for which financial information is available immediately preceding the Event Date; provided, that, to the extent the Net Income of such acquired Subsidiary is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions, the Net Income of such acquired Subsidiary shall be excluded from Consolidated EBITDA to the extent of such restrictions) or (b) assets from any Person which constitutes substantially all of the operating unit or business of such Person (provided that such pro forma calculation shall include the Consolidated EBITDA attributable to the assets acquired in such transaction for the one, two, three or four (as the case may be) full fiscal quarters for which financial information is available immediately preceding the Event Date), and

                                        (iv)    any Asset Sales (other than by
                                  Reit or its Subsidiaries) occurring during the Reference Period (including the effect, if any, on the Issuer's or Holdings's earnings for the Reference Period resulting from the disposition of assets in such Asset
                                  Sale).

                 Furthermore, in calculating "Consolidated Interest Expense"
(A) interest on Indebtedness determined on a fluctuating basis as of the Event Date and which will continue to be so determined thereafter shall be deemed to have accrued during the Reference Period at a fixed rate per annum equal to the average rate in effect from the beginning of the Reference Period to the Event Date and (B) if interest on any Indebtedness incurred on the Event Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate shall be deemed to be the lowest of such interest rates on the Event Date which are actually available as options to the borrower of such Indebtedness and (C) the principal amount of Indebtedness under a revolving credit or similar arrangement that was in effect prior to the Event Date and that will continue to be in effect following the Event shall be equal to the average principal amount of Indebtedness outstanding during the Reference Period.

                 "Consolidated Net Income" means, with respect to the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit), for any period, the aggregate of the Net Income of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary of the Issuer or is accounted for by the Issuer by the equity method of accounting shall be included in Consolidated Net Income only to the extent of the amount of dividends or distributions actually paid by such Person to the Issuer or a Subsidiary of the Issuer (other than Holdings, Reit and the Subsidiaries of Reit), (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded from Consolidated Net Income and (iii) the Net Income of any Subsidiary of the Issuer that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to the Issuer shall be excluded from Consolidated Net Income to the extent of such restrictions.

                 "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, plus, to the extent excluded, the respective amounts reported on such Person's balance sheet as of such date with respect to the Series A Preferred Stock, less (to the extent otherwise included in (i) and (ii) above) (w) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person,
(x) all amounts attributable to interests in Subsidiaries of such Person held by Persons other than such Person or its Subsidiaries, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries, and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                 "Consolidated Other Capitalized Costs" means, for the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit), for any fiscal period, without duplication, the gross amount capitalized for long term assets (net of cash received in respect of long term assets) of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit), other than (a) Consolidated Capital Expenditures of the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) and (b) any fees and expenses capitalized by the Issuer and its Subsidiaries (other than Holdings, Reit and the Subsidiaries of Reit) with respect to the Related Transactions, all in accordance with GAAP.

                 "Contingent Warrant Agreement" has the meaning given to such term in Section 1.1.

                 "Contingent Warrant Register" has the meaning given to such term in Section 1.3.





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
                 "Contingent Warrants" has the meaning given to such term in
Section 1.1.

                 "Contingent Warrant Shares" has the meaning given to such term in Section 1.1.

                 "Contingent Warrant Shares Register" has the meaning given to such term in Section 1.3.

                 "Crescent Warrant Agreement" has the meaning given to such term in Section 1.1.

                 "Crescent Warrant Register" has the meaning given to such term in Section 1.3.

                 "Crescent Warrants" has the meaning given to such term in
Section 1.1.

                 "Crescent Warrant Shares" has the meaning given to such term in Section 1.1.

                 "Crescent Warrant Shares Register" has the meaning given to such term in Section 1.3.

                 "Custodian" has the meaning given to such term in Section 7.1.

                 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

                 "Derivative Mortgage Securities" means mortgage securities that provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying mortgage loans.

                 "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                 "Documents" means this Agreement, the Notes, the Escrow Agreement, the Crescent Warrant Agreement, the Contingent Warrant Agreement, the Series A Purchase Agreement, the Series A Purchasers Warrant Agreement, the L/C Contributors Warrant Agreement, the Crescent Warrants, the Continent Warrants, the Series A Warrants, the L/C Warrants, the Stockholders Agreement, the Limited Liability Company Agreement, the Registration Rights Agreement, the Letter of Credit Documents, the Pledge Agreements, the Collateral Agency Agreement and the Management Agreement, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

                 "EBITDA" means, without duplication and with respect to any Person for any period, the following, each calculated for such Person and such period: (a) Net Income plus (b) any provision for (or less any benefit from) income or franchise taxes to the extent included in the determination of Net Income plus (c) Interest Expense (whether paid or accrued and including without limitation amortization of original issue discount) to the extent deducted in the determination of Net Income plus (d) amortization and depreciation to the extent deducted in the determination of Net Income plus (e) losses from (or less gains from) Asset Sales or other non-cash items included in the determination of Net Income plus (f) after tax extraordinary losses (in each case as defined under GAAP); provided, however, that if such Person is the Issuer, its EBITDA shall be calculated as if an amount equal to the Cash Balance of Holdings at the last day of such period had been distributed to the Issuer on such day.

                 "Environmental Claim" means any claim, action, cause of action, investigation of which the Companies, including any of their employees, are aware, or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, regardless of whether owned or operated by any of the Companies, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                 "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                 "Equity Interest" means (i) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

                 "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

                 "Escrow Account" means the escrow account established with the Escrow Agent pursuant to the Escrow Agreement.

                 "Escrow Agreement" means the Escrow Agreement dated as of February 11, 1997 between the Issuer and Bankers Trust Company, as escrow agent, in the form attached hereto as Annex G.

                 "Event of Default" has the meaning given to such term in
Section 7.1.

                 "Excess Cash Flow" means, for any period, EBITDA of the Issuer for such period minus the total amount of interest paid in cash by the Issuer, in respect of Indebtedness of the Issuer, during such period minus the total amount of Taxes paid in cash by the Issuer during such period minus the total amount of Capital Expenditures of the Issuer during such period.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

                 "Fixed Rate Mortgage Asset" means an asset bearing an interest rate that is fixed for greater than one year.

                 "GAAP" means those generally accepted accounting principles and practices which are recognized as such on the Closing Date by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations, shareholders' equity and cash flows, of the Issuer, Holdings and their consolidated subsidiaries. In the event that any Accounting Change (as defined below) shall occur and such change would result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Issuer and the Holders shall enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that after such amendment has been executed and delivered the criteria for the Issuer's compliance with this Agreement shall be as nearly as practicable the same after such Accounting Change as they were prior to such Accounting Change having been made. Until such time as such an amendment shall have been executed and delivered by the Issuer and the Majority Holders, all financial covenants, standards and terms in this Agreement shall continue to be calculated and construed as if such Accounting Change had not occurred. "Accounting Change" means any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC (or successors thereto or agencies with similar functions). That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

                 "Government Body" means any Federal, state, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental or private body exercising any governmental regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

                 "Guarantor" means Holdings and each other Subsidiary of the Issuer (other than Reit and its Subsidiaries).

                 "guaranty" means, with respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

                                  (a)              agreements to purchase such
Indebtedness or any property constituting security therefor;

                                  (b)              agreements to advance or
supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

                                  (c)              agreements to purchase
property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness;

                                  (d)              letters or agreements
commonly known as "comfort" or "keepwell" letters or agreements; or

                                  (e)              any other agreements to
assure the holder of the Indebtedness of the primary obligor against loss in respect thereof;

except that "guaranty" shall not include (i) the endorsement by a Person in the ordinary course of business of negotiable instruments or documents for deposit or collection, or (ii) indemnities given by the Issuer, Holdings or their respective Subsidiaries in brokerage, management and other agreements in the ordinary course of business substantially consistent with past practices.

                 "Hedging Assets" means interest rate swap agreements, interest rate cap agreements, interest rate floor agreements and interest rate collar agreements, in each case, designed to hedge variable rate Indebtedness only.

                 "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, in each case, designed to protect such Person against fluctuations in interest rates and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                 "Holder" or "Holders" means each Purchaser (so long as it holds any Securities) and any other holder of any of the Securities.

                 "Holdings" has the meaning given to such term in the preamble hereof.

                 "Holdings Pledge" means the Pledge Agreement (By MDC Reit Holdings, LLC) dated as of February 11, 1997 between Holdings, as pledgor, and the Collateral Agent, as pledgee, in the form attached hereto as Annex H.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated pursuant thereto.

                 "Indebtedness" means, with respect to any Person, the aggregate amount of, without duplication, the following:

                 (a)      all obligations for borrowed money;

                 (b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

                 (c) all obligations to pay the deferred purchase price of property or services (except Trade Payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, not overdue, arising in the ordinary course of business);

                 (d)      all Capitalized Lease Obligations;

                 (e) all obligations or liabilities of others secured by a lien on any asset owned by such Person or Persons regardless of whether such obligation or liability is assumed;

                 (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances;

                 (g)      all Hedging Obligations; and

                 (h)      all guaranties.

                 "Independent Auditors" means Deloitte & Touche or other independent certified public accountants of recognized national standing selected by the Issuer.

                 "Inspectors" has the meaning given to such term in Section
5.27.

                 "Interest Expense" means, when used with reference to any Person for any period, without duplication, (i) the aggregate of all interest paid or accrued by such Person in respect of Indebtedness of such Person, including all interest, fees and costs payable with respect to the obligations related to such Indebtedness (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP) and the interest component of Capitalized Lease Obligations, all as determined in accordance with GAAP, and (ii) an amount equal to the product of (A) the amount of all dividend payments on any Disqualified Stock of such Person (including dividends for such period which are accrued and unpaid) times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

                 "Investment" means, with respect to any Person, any direct, indirect or beneficial investment by such Person, whether by means of share purchase, loan, advance, extension of credit (other than accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to any other Person, the guaranty by such Person of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person.

 "Investment, Hedging and Leverage Policy" has the meaning given to such term in Section 5.37.

                 "Issuer" has the meaning given to such term in the preamble hereof.

                 "Issuer Pledge" means the Pledge Agreement (By Home Asset Management Corp.) dated as of February 11, 1997 between the Issuer, as pledgor, and the Collateral Agent, as pledgee, in the form attached hereto as Annex I.

                 "L/C Contributors Warrant Agreement" means the Warrant Agreement dated as of February 11, 1997 by and among the Issuer and the contributors of Letters of Credit listed on the signature pages thereto.

                 "L/C Warrants" has the meaning given to such term in the L/C Contributors Warrant Agreement.

                 "Legal Holiday" means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Issuer or in New York are not required to be open.

                 "Letter of Credit Contribution Agreements" means, collectively, the Letter of Credit Contribution Agreements dated as of February 11, 1997 by and between the Issuer an each of the Ernest J. Gallo 1991 Family Trust, the Joseph C. Gallo 1994 Family Trust, the Stephanie A. Gallo 1990 Family Trust, PK Partners, the Josephine B. Haas Revocable Trust, the Keller 1991 Trust, Lillard Partners, PLF Partners, Saw Island Partners and Martin Andersond, in connection with the Letters of Credit, in the form attached hereto as Annex K or any successor or replacement agreement or agreements; provided, however, that such successor or replacement agreement or agreements shall be entered into by parties and on terms and conditions as shall be acceptable to the Majority Holders on the date of such agreement or agreements.

                 "Letter of Credit Documents" means, collectively, the Letters of Credit and the Letter of Credit Contribution Agreements.

                 "Letter of Credit Triggering Event of Default" means, (i) with respect to the occurrence of an Event of Default under Sections 7.1(a), (b),
(h), (i), (j), (m) and (q), immediately upon the occurrence of such Event of Default; (ii) with respect to the occurrence of an Event of Default under Sections 7.1(c), (d), (e), (f), (g), (k), (l), (n), (o), (p) and (r), 60 days after the occurrence of such Event of Default if not cured or waived during such period; and (iii) with respect to any Event of Default under Section 7.1 which results in acceleration of the Notes pursuant to Section 7.2, immediately upon the declaration that the Notes are due and payable (irrespective of the waiting periods referred to in clause (ii) above).

                 "Letters of Credit" means, collectively, the Irrevocable Standby Letters of Credit dated February 11, 1997 issued by various banks for the account of Martin Anderson, the Ernest J. Gallo 1991 Family Trust, the Joseph C. Gallo 1994 Family Trust, the Stephanie A. Gallo 1990 Family Trust, PK Partners, the Josephine B. Haas Revocable Trust, the Keller 1991 Trust, Lillard Partners, PLF Partners, and Saw Island Partners to the Collateral Agent for the benefit of the Holders, as beneficiaries thereof, in the form attached hereto as Annex J or any successor or replacement irrevocable standby letter or letters of credit; provided, however, that such successor or replacement letter or letters of credit shall be issued by a bank and on terms and conditions as shall be acceptable to the Majority Holders on the date of issuance of such letter or letters of credit.

                 "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                 "Limited Liability Company Agreement" means the Amended and Restated Limited Liability Company Agreement of Holdings dated as of February 11, 1997 among the Issuer, McCown De Leeuw & Co. II, L.P., McCown De Leeuw Associates, L.P., McCown De Leeuw & Co. Offshore (Europe), L.P., McCown De Leeuw & Co. Offshore (Asia), L.P., the Purchasers and each of the Ernest J. Gallo 1991 Family Trust, the Joseph C. Gallo 1994 Family Trust, the Stephanie
A. Gallo 1990 Family Trust, PK Partners, the Josephine B. Haas Revocable Trust, the Keller 1991 Trust, Lillard Partners, PLF Partners, Saw Island Partners and Martin Anderson.

                 "LLC Interests" means the limited liability company interests in Holdings to be acquired by the Purchasers currently herewith and issued pursuant to the Limited Liability Company Agreement.

                 "Majority Holders" means, at any time, the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

                 "Management Agreement" means the Management Agreement dated as of February 11, 1997 between Reit and the Issuer, in the form attached hereto as Annex L.

                 "Management Reit Interests" means (a) an aggregate of up to 17,500 shares of Reit Common Stock sold to Jay M. Fuller and John M. Robbins, Jr., and (b) options, stock appreciation rights and underlying Common Stock issuable under the 1997 Stock Incentive Plan of Reit covering an aggregate of 660,000 shares of Reit Common Stock.

                 "Mandatory Redemption Date" means each of April 15, 1998, April 15, 1999, April 15, 2000 and April 15, 2001.

                 "Mandatory Redemption Funds" means, on any Mandatory Redemption Date, the amount equal to the Applicable Percentage of the excess, if any, of (a) Excess Cash Flow for the 12-month period ended on the last day of the immediately preceding calendar year over (b) the sum of (i) the Required Escrow Deposit on such Mandatory Redemption Date and (ii) $1,000,000.

                 "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of any of the Companies or (b) a material adverse effect on the ability of any of the Companies to perform its obligations under this Agreement or any of the other Documents or of any Purchaser or Holder to enforce or collect any of the obligations hereunder or thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

                 "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or PCBs.

                 "Maturity Date" means February 11, 2002.

                 "MDC" means, collectively, McCown De Leeuw & Co., II, L.P., a California limited partnership, McCown De Leeuw Associates, L.P., a California limited partnership, McCown De Leeuw & Co. Offshore (Europe), L.P., a Bermuda limited partnership, McCown De Leeuw & Co. Offshore (Asia), L.P., a Bermuda partnership, MDC Management Company II, L.P., a California limited partnership, MDC Management Company IIE, L.P., a California limited partnership, and MDC Management Company IIA, L.P, a California limited partnership.

                 "Mortgage Assets" means (i) Single-Family Mortgage Assets,
(ii) Multifamily Mortgage Assets, and (iii) Commercial Mortgage Assets.

                 "Mortgage Loans" means loans secured by a mortgage or deed of trust or other security instrument creating a first lien in the fee simple or ground lease estate of the related borrower in one or more parcels of real estate and the buildings and improvements located thereon.

                 "Multifamily Mortgage Assets" means Multifamily Mortgage Loans and Multifamily Mortgage Securities.

                 "Multifamily Mortgage Loans" means Mortgage Loans secured primarily by multifamily (in excess of four units) residential real property.

                 "Multifamily Mortgage Securities" means mortgage securities representing an interest in, or secured primarily by, Multifamily Mortgage Loans.

                 "Net Income" of any Person means the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any real property or equipment of such Person which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any capital stock of such Person.

                 "Net Proceeds" means, with respect to any sale or other disposition of any assets, (i) cash received by the Issuer or any of its Subsidiaries from such sale or other disposition and (ii) promissory notes received by the Issuer or any of its Subsidiaries from such sale or other disposition upon the liquidation or conversion of such notes into cash, in each case after (a) provision for all Taxes measured by or resulting from such sale or other disposition, (b) payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, and (c) amounts applied to repayment of Indebtedness secured by a Lien on the asset sold or disposed.

                 "Note Register" has the meaning given to such term in Section 1.3.

                 "Notes" has the meaning given to such term in Section 1.1.

                 "Notice of Redemption" has the meaning given to such term in
Section 6.3.

                 "Obligations" means, with reference to any Indebtedness, any principal of, premium, interest, penalties, fees and other liabilities payable from time to time and obligations performable under the documentation governing such Indebtedness.

                 "Officer" of a Person mean its Chairman of the Board, Chief Executive Officer, President, Treasurer, any Vice President, Secretary or any Assistant Secretary.

                 "Officers' Certificate" means a certificate signed by any two Officers, one of whom must be the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or a Vice President of the Issuer.

                 "Operating Lease" means any lease other than a Capital Lease.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to each of the Purchasers. Unless otherwise required by any of the Purchasers, the legal counsel may be an employee of or counsel to the Issuer or Holdings. For purposes of Section 4.4, "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Issuer and who may be an employee of or counsel to any Purchaser or Holder.

                 "Payment Notice" has the meaning given to such term in Section 8.2(b).

                 "PCBs" has the meaning given to such term in Section 3.16.

                 "Permitted Liens" means with respect to any Person: (i) Liens incurred or deposits made by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or Liens incurred or good faith deposits made in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or Liens incurred or deposits made to secure public or statutory obligations of such Person or deposits of cash or United States Government bonds made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which such Person is a party, or deposits made as security for contested taxes or import duties or for the payment of rent, in each case in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review and which do not constitute an Event of Default under Section 7.1(g); provided that, in each case, such appeal or other proceeding is being made in good faith and with respect to which reserves or other appropriate provisions are being made in accordance with GAAP; (iii) Liens securing the payment of Taxes which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, with respect to which reserves or other appropriate provisions are being maintained in accordance with GAAP; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) purchase money Liens upon or in any real or personal property (including fixture and other equipment) acquired or held by the Issuer or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted hereunder and incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition), provided that (A) no such Lien shall extend to or cover any property other than the property being acquired and (B) any such Indebtedness would be permitted to be incurred under this Agreement; and (vii) any Liens created pursuant to any of the Pledge Agreements.

                 "Permitted Refinancing Indebtedness" means, with respect to any Person, any Indebtedness (denominated in Dollars of the United States of America) of such Person issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Person; provided that: (1) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded or, in the case of Indebtedness being refinanced that was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such refinancing, renewal, replacement, defeasance or refunding (plus the amount of reasonable expenses incurred in connection therewith); (2) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (4) the annual interest rate with respect to such Indebtedness is less than or equal to, and is payable no more frequently than, that of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (5) such Indebtedness is incurred by such Person who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                 "Permitted Reit Indebtedness" means any and all forms of obligations of Reit accounted for as liabilities under GAAP, including without limitation notes, bonds and Reverse Repurchase Agreements; provided that such obligations are denominated in Dollars of the United States of America, have a maturity of greater than thirty (30) days and either (x) bear a variable interest rate that resets at least once every six months or (y) bear a fixed rate of interest and have a maturity of not more than one year; provided, further that either:

                 (a)      (i)     under the agreement pursuant to which any
         such obligation is incurred, such obligation is secured primarily by Permitted Reit Investments and the amount of such obligation may not exceed the fair market value of the collateral as determined under such agreement or

                          (ii) such obligations are REMIC regular interests or other forms of structured securities (x) that, in any case, are obligations with recourse limited solely to the collateral securing such obligations and (y) as to which the fair market value of Reit's equity interest in the entity issuing such security does not exceed five percent (5%) of the fair market value of the collateral securing such obligations on the date of incurrence of such obligations. For purposes of this Agreement, such fair market value shall be determined at any time for each type of asset by the parties (other than Reit) to Reit's Reverse Repurchase Agreements or, if such determination is not readily available, by such methods as shall be approved from time to time by Reit's Unaffiliated Directors (as defined in the Management Agreement).

         (b)     the obligations constitute one of the following:

                          (i) trade debt incurred in the ordinary course of business, paid within thirty (30) days after the same has become due and payable or which is being contested in good faith, provided provision is made for the eventual payment thereof in the event it is found that such contested trade debt is payable by Reit;

                          (ii)    Indebtedness secured by Permitted Reit Liens;

                          (iii) Capitalized Lease Obligations in an aggregate amount not to exceed at any one time outstanding $500,000; or

                          (iv) Indebtedness of Reit in an amount not exceeding $1,000,000 at any time outstanding incurred solely for the purchase or financing of fixed or capital assets acquired by Reit after the Closing Date; provided, that (w) (1) such Indebtedness is secured by purchase money Liens on such assets and (2) such Liens do not extend to or cover any other assets of Reit or any of its Subsidiaries, (x) such Liens secure only the obligation to pay the purchase price of such asset and interest thereon, (y) such

         Indebtedness is incurred within nine (9) months after the acquisition of such assets (with recourse only against such assets) and (z) the fair market value (as determined in good faith by the board of directors of the Issuer) of the assets on which such Liens are placed is at least equal to the amount of the Indebtedness secured thereby (the Indebtedness described in this clause (iv) being referenced herein as "Purchase Money Indebtedness."

                 "Permitted Reit Investments" of a Person means Investments by such Person that are Single-Family Mortgage Assets, Multifamily Mortgage Assets, Commercial Mortgage Assets, Hedging Assets, Derivative Mortgage Securities (to the extent purchased expressly for hedging purposes), Fixed Rate Mortgage Assets, REMIC residual interests and Investments in Permitted Reit Subsidiaries, in each case, relating to real property located in the United States of America; provided, however, that any Multifamily Mortgage Assets, Commercial Mortgage Assets, Derivative Mortgage Securities, Fixed Rate Mortgage Assets and REMIC residual interests to be acquired by such Person, together with any Investments to be made by such Person in Permitted Reit Subsidiaries, will not constitute Permitted Reit Investments to the extent that the aggregate fair market value thereof on any date, when aggregated with the aggregate fair market value of all other Multifamily Mortgage Assets, Commercial Mortgage Assets, Derivative Mortgage Securities, Fixed Rate Mortgage Assets, REMIC residual interests and Investments in Permitted Reit Subsidiaries held by such Person on such date, would exceed 5% of the total fair market value on such date of the Mortgage Assets then held by such Person; provided further that, notwithstanding the foregoing, any asset, the investment in which could cause such investing Person to fail to operate or qualify as a REIT pursuant to
Section 856 et. seq. of the Code, will not constitute a Permitted Reit Investment. For purposes of this Agreement, such fair market value shall be determined at any time for each type of asset by the parties (other than Reit) to Reit's Reverse Repurchase Agreements or, if such determination is not readily available, by such methods as shall be approved from time to time by Reit's Unaffiliated Directors (as defined in the Management Agreement).

                 "Permitted Reit Liens" means (i) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided Reit shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP; (ii) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bond, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of Reit's business; and (iii) Liens securing Purchase Money Indebtedness.

                 "Permitted Reit Subsidiaries" means Qualified REIT Subsidiaries of Reit and Preferred Stock Subsidiaries of Reit, in each case, Reit's interest in which could not cause Reit to fail to operate and qualify as a REIT under Section 856 et seq. of the Code, the income of which is taxed pursuant to Section 857 of the Code.

                 "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

                 "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (regardless of whether substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or





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
substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

                 "Pledge Agreements" means the Issuer Pledge and the Holdings Pledge.

                 "Preferred Interests" means the limited liability company interests in Holdings that entitle the holder thereof to distributions pursuant to Section 5.6(a) of the Limited Liability Company Agreement.

                 "Preferred Stock Subsidiary of Reit" means a corporation (a) that has issued two and only two classes of Capital Stock, one of which being common stock and the other of which being preferred stock; (b) all of the preferred stock of which is non-voting, owned by Reit and at all times represents at least 90% of the economic value of all the Capital Stock of such corporation; (c) in which Reit owns no common stock; and (d) the ownership of which could not cause Reit to fail to operate or qualify as a REIT under
Section 856 et seq. of the Code.

                 "Principal" of any Note includes premium, if any.

                 "Pro Forma" means the unaudited consolidated balance sheets of the Issuer and its Subsidiaries as of the date hereof after giving effect to the Documents and the transactions contemplated thereby. Notwithstanding any other term contained in this Agreement, should the application of purchase or other accounting principles permit the Issuer or Holdings, in accordance with GAAP, to characterize certain expenditures as capital items rather than expense, then such expenditures shall be treated as expense in the period such expenditures were incurred or paid for all purposes under this Agreement unless such expenditure was identified and capitalized in the Pro Forma.

                 "Productive Assets" means assets used in the same type of business engaged in by the Issuer on the Closing Date.

                 "Projections" has the meaning given to such term in Section 3.4(c).

                 "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible, provided that the terms "Property" or "property," when used with respect to any Person, shall not include securities issued by such.

                 "Public Equity Offering" of any Person, means a sale by such Person of Equity Interests of such Person in an underwritten (firm commitment) public offering registered under the Securities Act.

                 "Purchase Money Indebtedness" has the meaning given to such term in the definition of the term Permitted Reit Indebtedness.

                 "Purchasers" means the purchasers on the signature pages hereto.

                 "Qualified Private Equity Placement" of any Person, means a private placement of Equity Interest of such Person (not registered under the Securities Act), pursuant to which such Person receives net proceeds of at least $20,000,000.

                 "Qualified Public Equity Offering" of any Person, means a Public Equity Offering of such Person resulting in the listing of such Equity Interest on a nationally recognized stock exchange or the NASDAQ National Market System, pursuant to which such Person receives net proceeds of at least $20,000,000.

                 "Qualified REIT Subsidiary of Reit" means any corporation 100% of the Capital Stock of which is held by Reit at all times during the existence of such corporation (within the meaning of Section 856 (i)(2) of the Code).

                 "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Agreement and the Notes.

                 "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for such redemption pursuant to this Agreement and the Notes.

                 "Registration Rights Agreement" has the meaning given to such term in Section 1.1.

                 "Reit" means American Residential Investment Trust, Inc., a Maryland corporation, and any successor thereto.

                 "Reit Common Stock" means the common stock par value $0.01 per share, of Reit.

                 "Reit Leverage Ratio" means, on any date, the ratio of (a) the total consolidated Indebtedness of Reit and its Subsidiaries on such date (other than any Permitted Reit Indebtedness described in clause (a)(ii) of the definition of Permitted Reit Indebtedness) to (b) the fair market value (as determined in good faith by the board of directors of Reit) of all the assets of Reit on such date (other than any such assets upon which there is a Lien that secures any such Permitted Reit Indebtedness).

                 "Reit Shares" means the 2,000,000 shares of Reit Common Stock owned on the Closing Date by Holdings.

                 "Related Transactions" means the execution and delivery of the Documents, the funding of the Notes on the Closing Date and the payment of all fees, costs and expenses associated with all of the foregoing.

                 "REMIC" means Real Estate Mortgage Investment Conduit.

                 "Required Escrow Deposit" has the meaning given to such term in Section 5.33.

                 "Restricted Payments" has the meaning given to such term in
Section 5.4.

                 "Reverse Repurchase Agreement" means a borrowing device evidenced by an agreement to sell securities or other assets to a third party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting the interest on the borrowing.

                 "Rule 144" means Rule 144 as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

                 "Rule 144A" means Rule 144A as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

                 "SEC" means the Securities and Exchange Commission and any successor thereto.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

                 "Security" or "Securities" has the meaning given to such term in Section 1.1.

                 "Series A Preferred Stock" means the preferred stock of the Issuer designated as Series A Non-Voting Cumulative Preferred Stock, par value $.0001 per share, pursuant to the Issuer's Amended and Restated Certificate of Incorporation, as in effect on the Closing Date.

                 "Series A Purchase Agreement" means the Series A Preferred Stock Purchase Agreement dated as of February 11, 1997 by and among the Issuer and the purchasers named in Exhibit A thereto.

                 "Series A Purchasers" means the purchasers of Series A Preferred Stock named in Exhibit A to the Series A Purchase Agreement.

                 "Series A Purchasers Warrant Agreement" means the Warrant Agreement dated as of February 11, 1997 by and among the Issuer and the purchasers of Series A Preferred Stock listed on the signature pages thereto.

                 "Series A Warrants" has the meaning given to such term in the Series A Purchasers Warrant Agreement.

                 "Series B Preferred Stock" means the preferred stock of the Issuer designated as Series B Non-Voting Cumulative Preferred Stock, par value $.0001 per share, pursuant to the Issuer's Amended and Restated Certificate of Incorporation, as in effect on the Closing Date.

                 "Single-Family Mortgage Assets" means Single-Family Mortgage Loans and Single-Family Mortgage Securities.

                 "Single-Family Mortgage Loans" means adjustable rate Mortgage Loans secured primarily by single-family (one-to four-units) residential real property.

                 "Single-Family Mortgage Securities" means adjustable rate mortgage securities representing an interest in, or secured primarily by, Single-Family Mortgage Loans.

                 "Solvent" means, with respect to any Person on a particular date, that on such date, (a) the fair saleable value of the assets of such Person exceeds its probable liability on its debts as they become absolute and mature; (b) all of such Person's assets, at a fair valuation, exceed the sum of such Person's debts; (c) such Person is able to pay its debts or liabilities as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital.

                 "Stockholders Agreement" has the meaning given to such term in
Section 1.1.

                 "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person. Notwithstanding any provision hereof to the contrary, Holdings and Reit and their Subsidiaries shall be considered to be Subsidiaries of the Issuer at all times.

                 "Subsidiary Guaranty" means the irrevocable and unconditional guaranty made by Holdings and any other Guarantor in Section 10.

                 "Supplemental Data" has the meaning given to such term in
Section 3.4(c).

                 "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                 "Tax Returns" means all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns (and any amendments to any of the foregoing) relating to Taxes.

                 "TCW Group Member" means any Affiliate of Trust Company of the West or any Holder for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an Account Manager.

                 "Trade Payables" means, with respect to any Person, accounts payable and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

                 "U.S. Government Obligations" means direct obligations of, or obligations guaranteed as to timely payment by, the United States of America for the payment (with respect to interest as well as principal) of which obligation or guarantee the fill faith and credit of the United States of America is pledged.

                 "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "Voting Securities" means any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of regardless of whether at the time any other class or classes will have or might have voting power by reason of the happening of any contingency), and shall include, without limitation, all the limited liability company interests in Holdings.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking find, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

                 "Wholly Owned Subsidiary" means, with respect to any Person, at any time, a Subsidiary of such Person, all of the Equity Interests of which (except director's qualifying shares) are at the time owned directly or indirectly by such Person.

9.2              Rules of Construction.

                 Unless the context otherwise requires:

                 (a)      a term has the meaning assigned to it;

                 (b)      "or" is not exclusive;

                 (c) words in the singular include the plural, and words in the plural include the singular;

                 (d) provisions apply to successive events and transactions;

                 (e) "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and

                 (e) any reference to a "Section," "Annex" or "Schedule" refers to a Section of, an Annex to, or a Schedule to this Agreement, respectively.

SECTION SECTION 10.               GUARANTY.

10.1             Guaranty.

                                  (a)              In consideration of good and
valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (each a "Subsidiary Guaranty") to each Holder of a Note, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Issuer under this Agreement or the Notes, that: (w) the principal and premium (if any) of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a Change of Control or otherwise; (x) all other obligations of the Issuer to the Holders under this Agreement or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Agreement and the Notes; and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

                                  (b)              Each of the Guarantors
hereby agrees that its obligations with regard to this Subsidiary Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or right to require the prior disposition of the assets of the Issuer to meet its obligations, protest, notice and all demands whatsoever and covenants that this Subsidiary Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

                                  (c)              If any Holder is required by
any court or otherwise to return to either the Issuer or any Guarantor, or any custodian, trustee, or similar official acting in relation to either the Issuer or such Guarantor, any amount paid by either the Issuer or such Guarantor to or such Holder, the Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Subsidiary Guaranty.

                                  (d)              It is the intention of each
Guarantor and the Issuer that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Subsidiary Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Subsidiary Guaranty was made without fair consideration and that, at the time thereof, immediately after giving effect thereto, or at the time that any demand is made thereupon such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Subsidiary Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

10.2             Execution and Delivery of each Subsidiary Guaranty.

                 To evidence its Subsidiary Guaranty set forth in Section 11.1, each Guarantor agrees that a notation of such Subsidiary Guaranty substantially in the form annexed hereto as Annex A-1 shall be endorsed on each Note and that this Agreement shall be executed on behalf of such Guarantor by two Officers or by one Officer with an attestation by another Officer, by manual or facsimile signature.

                 Each Guarantor agrees that its Subsidiary Guaranty set forth in Section 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guaranty. If an Officer whose signature is on a Note no longer holds that office at the time the Note on which a Subsidiary Guaranty is endorsed and issued, the Subsidiary Guaranty shall be valid nevertheless.

                 The delivery of any Note by the Issuer shall constitute due delivery of the Subsidiary Guaranty set forth in this Agreement on behalf of each Guarantor.

10.3             Future Subsidiary Guarantors.

                 The Issuer shall cause each person that is or becomes a Subsidiary of the Issuer after the Closing Date (other than Reit) to execute a Subsidiary Guaranty in the form of Annex A-1 hereto and shall cause such Subsidiary to execute an amendment to this Agreement for the purpose of adding such Subsidiary as a Guarantor hereunder.

10.4             Certain Bankruptcy Events.

                 Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

SECTION SECTION 11.               MISCELLANEOUS.

11.1             Notices.

                 All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

                 (a) if to any Purchaser or Holder, at the address or telecopy number set forth on the signature pages hereto (or, in the case of a Holder other than a Purchaser, at the address or telecopy number provided in writing by such Holder to the Issuer), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy No. (213) 687-5600, Attention: Jeffrey H. Cohen; and

                 (b) if to any of the Companies, to such party, 445 Marine View, Suite 130, Del Mar, California 92014, Telecopy No. (619) 759-1885,
Attention: Jay M. Fuller, with a copy to McCown De Leeuw & Co., 101 East 52nd Street, 31st Floor, New York, New York, 10022,

Telecopy No. (212) 355-6283, Attention: David E. De Leeuw, and to Gibson, Dunn & Crutcher, One Montgomery Street, Telesis Tower, San Francisco, California 94104, Telecopy No. (415) 986-5309, Attention: Lawrence Calof.

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

11.2             Successors and Assigns.

                 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

11.3             Counterparts.

                 This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.4             Headings.

                 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.5             Governing Law; Submission to Jurisdiction.

                 THIS AGREEMENT, THE NOTES AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE ISSUER, HOLDINGS, REIT AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER, HOLDINGS, REIT AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST THE ISSUER, HOLDINGS, REIT OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

11.6             Entire Agreement.

                 This Agreement, together with the Securities and the other Documents (and any agreement between the Issuer and any Holder relating to transfers), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the Securities and the other Documents supersedes all prior agreements and understandings between the parties with respect to such subject matter.

11.7             Severability.

                 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

11.8             Further Assurances.

                 The Issuer shall, and shall cause each of its Subsidiaries to, at its cost and expense, upon request of any Purchaser or Holder, duly execute and deliver, or cause to be duly executed and delivered, to such Purchaser or Holder such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Purchaser or Holder to carry out more effectually the provisions and purposes of this Agreement and the other Documents.

11.9             Disclosure of Financial Information.

                 Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Issuer and each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Holder, any court, Governmental Body claiming to have jurisdiction over such Holder, to the National Association of Insurance Commissioners or similar organizations, as may be required or appropriate in response to any summons or subpoena in connection with any litigation, to the extent necessary to comply with any law, order, regulation or ruling applicable to such Holder, to any rating agency, in order to protect its investment hereunder, or to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in any of the Securities and this Agreement or to any actual or prospective purchaser or assignee thereof.

                            [Signature pages follow]

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.

                                     HOME ASSET MANAGEMENT CORP.


                                     By:  _____________________________________
                                            David E. De Leeuw
                                            President



                                     MDC REIT HOLDINGS, LLC

                                     By:  HOME ASSET MANAGEMENT CORP.,
                                          its Managing Member


                                     By:  _____________________________________
                                            David E. De Leeuw
                                            President


                                     AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.


                                     By:  _____________________________________
                                            John M. Robbins, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer

                               TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                               TCW/CRESCENT MEZZANINE TRUST
                               TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

                               By:  TCW/CRESCENT MEZZANINE, L.L.C.,
                                    its general partner or managing owner


                               By: ____________________________________________
                                    Jean-Marc Chapus
                                    Managing Director


                               By: ____________________________________________
                                     John C. Rocchio
                                     Senior Vice President

Principal amount of Notes to be purchased:
------------------------------------------

$16,520,114 by TCW/Crescent Mezzanine Partners, L.P.
$5,028,462 by TCW/Crescent Mezzanine Trust
$451,424 by TCW/Crescent Mezzanine Investment Partners, L.P.

Number of Crescent Warrants and number of Contingent Warrants to be purchased:
------------------------------------------------------------------------------

440,537 Crescent Warrants and 11,332 Contingent Warrants by TCW/Crescent Mezzanine Partners, L.P.
134,092 Crescent Warrants and 3,449 Contingent Warrants by TCW/Crescent Mezzanine Trust
12,038 Crescent Warrants and 310 Contingent Warrants by TCW/Crescent Mezzanine Investment Partners, L.P.

Aggregate purchase price of Notes, Crescent Warrants and Contingent Warrants to be purchased: $21,999,120

Fee: 2.0% of such aggregate purchase price, payable to TCW/Crescent Mezzanine, LLC by wire transfer to Bank of America, 525 South Flower Street, Los Angeles, California 90071, ABA No.: 121-000-358, Account Name: TCW/Crescent Mezzanine, LLC, Account No.: 1459-1-05940

                 Initial Bank Account and Wire Instructions:                  Address for Notices:
                 ------------------------------------------                   -------------------
                 State Street Bank and Trust (Boston)                         TCW/Crescent Mezzanine, LLC
                 Corporate Trust Department                                   11100 Santa Monica Boulevard
                 Two International Place                                      Suite 2000
                 Boston, MA 02110                                             Los Angeles, CA 90025
                 ABA:     011000028                                           Attn: Jean-Marc Chapus
                 DDA:     9903-942-2                                          Telecopy No.: (310) 235-5967
                 Account No. Ref.:
                                                                              with a copy to:
                          EW0620 TCW/Crescent Mezzanine Partners,
                          L.P.                                                State Street Bank and Trust Company
                          EW0621 TCW/Crescent Mezzanine Trust                 Securities Processing Department
                          EW0622 TCW/Crescent Mezzanine Investment            P.O. Box 2136
                          Partners, L.P.                                      Boston, MA 02106
                          Attn:   Ray Welliver                                Telecopy No.: (617) 664-5366
                                  (617) 664-5482

                                CRESCENT/MACH I PARTNERS, L.P.

                                By:  TCW ASSET MANAGEMENT COMPANY,
                                     as investment manager and attorney-in-fact


                                By: ___________________________________________
                                      Jean-Marc Chapus
                                      Managing Director


                                By: ___________________________________________
                                      John C. Rocchio
                                      Senior Vice President

Principal amount of Notes to be purchased: $2,500,000

Number of Crescent Warrants to be purchased: 66,667

Number of Contingent Warrants to be purchased: 1,715

Aggregate purchase price of Notes, Crescent Warrants and Contingent Warrants to be purchased: $2,499,900

Fee: 2.0% of such aggregate purchase price, payable to Crescent/Mach I Partners, L.P. by wire transfer to the bank account described below.

Initial Bank Account and Wire Instructions:
-------------------------------------------
State Street Bank and Trust (Boston)
Corporate Trust Department
Two International Place
Boston, MA 02110
ABA: 011000028
Account No Ref.: 99001265
Ref: Crescent/MACH I
Attn: Jackie Sweeney
Telecopy No.: (617) 664-5477

Address for Notices:
--------------------
Trust Company of the West
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Attn: Jean-Marc Chapus
Telecopy No.: (310) 235-5967

with a copy to:

Trust Company of the West
200 Park Avenue, Suite 200
New York, NY 10166
Attn: Mark Gold
Telecopy No.: (212) 297-4159

                                       TCW SHARED OPPORTUNITY FUND II, L.P.

                                       By:  TCW INVESTMENT MANAGEMENT
                                            COMPANY, its investment advisor


                                       By: ____________________________________
                                             Jean-Marc Chapus
                                             Managing Director


                                       By: ____________________________________
                                             John C. Rocchio
                                             Senior Vice President

Principal amount of Notes to be purchased: $500,000

Number of Crescent Warrants to be purchased: 13,333

Number of Contingent Warrants to be purchased: 343

Aggregate purchase price of Notes, Crescent Warrants and Contingent Warrants to be purchased: $499,980

Fee: 2.0% of such aggregate purchase price, payable to TCW Shared Opportunity Fund II, L.P. by wire transfer to the bank account described below.

Initial Bank Account and Wire Instructions:
-------------------------------------------
Citibank/NYC/Bear Stearns
111 Wall Street
New York, NY
ABA: 021000089
A/C: Bear Stearns/0925-3186
Account No. Ref.: 102-02730
FBO: TCW Shared Opportunity Fund II, L.P.

Address for Notices:
--------------------
Trust Company of the West
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Attn: Jean-Marc Chapus
Telecopy No.: (310) 235-5967

                                                                       ANNEX A-1

                                 [FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 11, 1997 BY AND AMONG HOME ASSET MANAGEMENT CORP., MDC REIT HOLDINGS, LLC, AMERICAN RESIDENTIAL INVESTMENT TRUST, INC. AND THE PURCHASERS PARTY THERETO.

                 12% Senior Secured Note due February 11, 2002


No.____                                                             $_________


                          HOME ASSET MANAGEMENT CORP.

promises to pay to [NAME OF PURCHASER] or registered assigns, the principal sum of __________ Dollars ($_________) on February 11, 2002 plus accrued and unpaid interest as provided below.

Interest Payment Dates: January 31, April 30, July 31 and October 31 of each year; provided, that the first Interest Payment Date shall be July 31, 1997.

Record Dates: 15th day of each calendar month during which each Interest Payment Date occurs.

         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement (as defined below) unless otherwise indicated.

         1. INTEREST. Home Asset Management Corp., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at 12% per annum from February 11, 1997 until maturity. The Issuer will pay interest quarterly on January 31, April 30, July 31 and October 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be July 31, 1997. The Issuer shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on all due and unpaid amounts outstanding under the Notes (including overdue installments of principal, premium, if any, or interest), from time to time on demand at a rate equal to 14% per annum, compounded quarterly, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 15, April 15, July 15, or October 15, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Notes will be payable both as to principal and interest by Federal funds wire transfer of U.S. Legal Tender to each Holder's account in any bank in the United States of America as may be designated and specified in writing by such Holder at least two Business Days prior thereto.

         3. SECURITIES PURCHASE AGREEMENT. The Issuer issued the Notes under the Securities Purchase Agreement dated as of February 11, 1997 (the "Agreement") by and among the Issuer, MDC Reit





                                     A-1-1

Holdings, LLC, a Delaware limited liability company ("Holdings"), American Residential Investment Trust, Inc., a Maryland corporation ("Reit"), and the purchasers party thereto (the "Purchasers"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders of Notes are referred to the Agreement for a statement of such terms. The Notes are general senior obligations of the Issuer. The Notes are limited to $25,000,000 in aggregate principal amount.

         4.      REDEMPTION.

         (a) The Issuer may redeem all or any of the Notes, in whole or in part, at any time, at a redemption price equal to the percentages of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning February 11 of the years indicated below.

                          Year                              Redemption Prices
                          ----                              -----------------
                          1997                                    112%
                          1998                                    109%
                          1999                                    106%
                          2000                                    103%
                          2001                                    100%

         (b) On each Mandatory Redemption Date, the Issuer shall redeem the Applicable Amount of Notes, in accordance with the terms and conditions provided herein and in the Agreement. The redemption price for Notes that the Issuer is required to redeem pursuant to the preceding sentence shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to such Mandatory Redemption Date.

         (c) Within two Business Days after each date on which the Issuer or any of its Subsidiaries (other than Reit) consummates a Public Equity Offering, the Issuer shall redeem the maximum principal amount of the Notes that may be redeemed out of an amount equal to the aggregate net proceeds of such Public Equity Offering, in accordance with the terms and conditions provided herein and in the Agreement. The redemption price for Notes that the Issuer is required to redeem pursuant to the preceding sentence shall be equal to the applicable percentage of the principal amount thereof set forth in
Section 4(a) above, plus accrued and unpaid interest to the redemption date.

         (d) Following the occurrence of an Asset Sale, the Issuer will be required to apply the Excess Net Proceeds therefrom to the redemption of Notes upon the terms set forth in the Agreement. The redemption price for Notes that the Issuer is required to redeem pursuant to this Section 4(d) shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

         5. OFFERS TO REPURCHASE. Following the occurrence of any Change of Control, the Issuer will be required to offer to purchase all outstanding Notes upon the terms set forth in the Agreement.

         6.      NOTICE OF REDEMPTION.  Notice of redemption pursuant to
Section 4 hereof shall be mailed at least thirty (30) days (in the case of redemption pursuant to Section 4(a) hereof) or ten (10) days (in the case of redemption pursuant to Section 4(b) hereof) or two (2) days (in the case of redemption pursuant to Section 4(c) hereof) but, in any such case, not more than sixty (60) days before a Redemption Date, by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. If, on or prior to the Redemption Date, the Issuer deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Issuer defaults in paying the redemption price.





                                     A-1-2

         7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are without coupons in the principal amount of $1,000 or integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Agreement. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of fifteen
(15) days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Agreement and the Notes may be amended or supplemented and any existing Default under, or compliance with any provision of, the Agreement may be waived with the written consent of the Majority Holders.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Agreement (and the obligation of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Issuer in a notice furnished to Holders in accordance with the terms of this Agreement.

         10. DEFAULTS AND REMEDIES. An Event of Default is, in general: default in the payment of the principal or premium, if any, of any Note; default in the payment of interest on any Note for a period of five days; failure by the Issuer for 30 days after notice to it to comply with provisions of the Agreement or the Notes or, in the case of the failure to comply with certain specified covenants, without such notice; if any of the representations or warranties of the Issuer or Holdings made in or in connection with the Agreement (including those representations and warranties incorporated by reference therein) are untrue in any respect, the result of which could reasonably be expected to have a Material Adverse Effect; if the Issuer transfers or disposes of any Equity Interests of Holdings or if Holdings transfers or disposes of any Equity Interests in Reit; certain defaults under and/or acceleration prior to maturity of certain other indebtedness of the Issuer; certain final judgments which remain undischarged after notice; or certain events of bankruptcy or insolvency; certain events relating to termination of or withdrawals from employee benefit plans; except, with respect to the Letter of Credit Documents, as expressly permitted in Section 5.34 of the Agreement, if the Subsidiary Guaranty, the Holdings Pledge, the Issuer Pledge, the Limited Liability Company Agreement or any of the Letter of Credit Documents shall be amended or shall for any reason cease to be, or be asserted in writing by any responsible officer of the Issuer or any of its Subsidiaries (or, in the case of any of the Letter of Credit Documents, any party thereto) not to be, in full force and effect or enforceable in accordance with its terms or shall cease to give, directly or indirectly, the Collateral Agent or the Holders the benefits, liens, rights, powers and privileges purported to be created thereby, including, without limitation, a perfected security interest in the Pledged Stock (as defined in the Holdings Pledge) and a perfected security interest in the Pledged Collateral (as defined in the Issuer Pledge) in accordance with the terms thereof; if any issuer of a Letter of Credit shall fail to pay any of its obligations under any of the Letter of Credit Documents; if the Management Agreement shall be amended, modified or supplemented in any material respect or shall be terminated or shall expire or not be renewed or shall for any reason cease to be, or be asserted in writing by any responsible officer of the Issuer or any of its Subsidiaries not to be, in full force and effect or enforceable in accordance with its terms, without the written consent of the Majority Holders; if the terms of the Preferred Interests shall be amended, modified or supplemented, without the written consent of the Majority Holders; if there shall occur a default by Reit with respect to any of its payment obligations under the Management Agreement; if Reit shall at any time fail to operate, or otherwise fail to be qualified, as a REIT under Section 856 et seq. of the Code or the Issuer shall be unable, at any time, to provide the Holders with the opinion of a nationally recognized law firm required pursuant to the provisions of Section 5.17(c) of the Agreement; and if Reit shall fail to pay cash dividends





                                     A-1-3
on the Reit Common Stock during any two consecutive fiscal quarters beginning on or after October 1, 1997. If an Event of Default occurs and is continuing, the Majority Holders may declare all the Notes to be due and payable immediately. The Issuer is obligated to furnish a monthly compliance certificate to the Holders.

         11. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder of the Issuer or Holdings, as such, shall not have any liability for any obligations of the Issuer under the Notes or the Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         12. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         14. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE ISSUER, HOLDINGS, REIT AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER, HOLDINGS, REIT AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST THE ISSUER, HOLDINGS, REIT OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

         The Issuer will furnish to any Holder upon written request and without charge a copy of the Agreement. Requests may be made to Home Asset Management Corp., 445 Marine View, Suite 130, Del Mar, California 92014, Telecopy No.:
(619) 759-1885, Attention: President

                                       HOME ASSET MANAGEMENT CORP.



                                       By:  ___________________________________
                                       Name:  _________________________________
                                       Title: _________________________________

Date: February 11, 1997





                                     A-1-4

                                ASSIGNMENT FORM


            To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to __________________________________________________________

--------------------------------------------------------------------------------
                 (Insert assignee's Soc. Sec. or tax I.D. no.)

--------------------------------------------------------------------------------

------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.



Date: _______________________

                                       Your Signature: ________________________
                                                       (Sign exactly as your
                                                       name appears on the face
                                                       of this Note)


Signature Guarantee





                                     A-1-5

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Note purchased by the Issuer pursuant to Section 5.11 of the Agreement (Change of Control Offer), state the amount you elect to have purchased: $_____________.




Date:______________________

                                        Your Signature:_________________________
                                                       (Sign exactly as your
                                                       name appears on the Note)


                          Tax Identification No.:______________



Signature Guarantee



By:_______________________________________________________________________
   (Bank or trust company having an office or correspondent in the United States of America or a broker or dealer which is a member of a registered securities exchange or the National Association of
   Securities Dealers, Inc.)





                                     A-1-6

                                                                       ANNEX A-2

                                FORM OF GUARANTY


                 This Guaranty is issued pursuant to the Securities Purchase Agreement dated as of February 11, 1997 (the "Agreement") by and among the Issuer, MDC Reit Holdings, LLC, a Delaware limited liability company ("Holdings"), American Residential Investment Trust, Inc., a Maryland corporation ("Reit"), and the purchasers party thereto. For value received, [Name of Subsidiary] hereby unconditionally guarantees to the Holder of the Note upon which this Guaranty is endorsed (a) the due and punctual payment, as set forth in the Agreement pursuant to which such Note and this Guaranty were issued, of the principal of, premium (if any) and interest on such Note when and as the same shall become due and payable for any reason according to the terms of such Note and Section 10 of the Agreement, and (b) that all other obligations of the Issuer under the Agreement or the Notes will be promptly paid in full or performed in accordance with the terms of the Agreement and the Notes.


                              [NAME OF SUBSIDIARY]



                                       By:  ___________________________________
                                       Name:  _________________________________
                                       Title: _________________________________


Attest:  _________________________





                                     A-2-1

                                                                       ANNEX B-1

                           CRESCENT WARRANT AGREEMENT





                                     B-1-1

                                                                       ANNEX B-2

                          CONTINGENT WARRANT AGREEMENT





                                     B-2-1

                                                                         ANNEX C

                         REGISTRATION RIGHTS AGREEMENT

                                                                         ANNEX D

                             STOCKHOLDERS AGREEMENT

                                                                         ANNEX E

                  OPINION OF COUNSEL TO THE ISSUER AND HOLDING

                                                                         ANNEX F

                        OPINION OF COUNSEL TO PURCHASERS

                                                                         ANNEX G

                                ESCROW AGREEMENT

                                                                         ANNEX H

                                HOLDINGS PLEDGE

                                                                         ANNEX I

                                 ISSUER PLEDGE

                                                                         ANNEX J

                                LETTER OF CREDIT

                                                                         ANNEX K

                    LETTER OF CREDIT CONTRIBUTION AGREEMENT

                                                                         ANNEX L

                              MANAGEMENT AGREEMENT





                                      L-1